Exhibit 10.2
Execution Version
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION IS IDENTIFIED HEREIN WITH “[***].”

COINSURANCE AND MODIFIED COINSURANCE AGREEMENT
Between
AMERICAN GENERAL LIFE INSURANCE COMPANY
(referred to as the Ceding Company)
and
CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
(referred to as the Reinsurer)

TABLE OF CONTENTS
i

INDEX OF SCHEDULES AND EXHIBITS
Schedule A    Expense Allowances
Schedule B    Investment Guidelines
Schedule C-1    Types of Flow Reinsured Contracts
Schedule C-2    Types of In-Force Reinsured Contracts
Schedule D    Seriatim File
Schedule E    Required Balance Model and Calculation Methodologies
Schedule F-1    Reinsurer Sensitivity Grid
Schedule F-2    Ceding Company Sensitivity Grid
Schedule G-1    Risk Management Policy
Schedule G-2    [***]
Schedule G-3    [***]
Schedule H    Recapture Terminal Settlement
Schedule I    Termination Terminal Settlement
Schedule J    Separate Accounts
Schedule K    Fair Market Value Methodologies
Schedule L-1    Monthly Asset Report
Schedule L-2    Quarterly Asset Report
Schedule L-3    Monthly Compliance Report
Schedule M-1    Ceding Company Reporting
Schedule M-2    Reinsurer Reporting
Schedule N    Commissions
Schedule O    Risk Management Policy Compliance
Schedule P    Existing Ceded Reinsurance Agreements
Schedule Q    Reference Statutory Reserves
Schedule R    [***]
Schedule S    Non-Guaranteed Elements
Schedule T    Fund Substitutions
Schedule U    Reinsurer Investment Option Management
Schedule V    Premium Tax
Schedule W    Exceptions
Schedule X    Ceding Company Representatives
Schedule Y    [***]
Schedule Z    [***]
Schedule AA    [***]

Exhibit 1    Form of Settlement Statement
Exhibit 2    Original Trust Agreement
Exhibit 3    Reserve Credit Trust Agreement

COINSURANCE AND MODIFIED COINSURANCE AGREEMENT
THIS COINSURANCE AND MODIFIED COINSURANCE AGREEMENT (this “Agreement”) is made and entered into on August 1, 2025 (the “Closing Date”) and effective as of the Effective Time by and between American General Life Insurance Company, a Texas-domiciled insurance company (the “Ceding Company”), and Corporate Solutions Life Reinsurance Company, an Iowa-domiciled insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party” and together the “Parties.”
WHEREAS, the Ceding Company, The United States Life Insurance Company in the City of New York, a New York-domiciled insurance company (the “New York Ceding Company”), the Reinsurer and, solely with respect to Article IX thereto, Venerable Holdings, Inc., a Delaware corporation (the “Guarantor”), have entered into a Master Transaction Agreement dated as of June 25, 2025 (the “Master Transaction Agreement”);
WHEREAS, as contemplated by the Master Transaction Agreement, upon the terms and subject to the conditions set forth in this Agreement, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to accept and reinsure, on a combination coinsurance and modified coinsurance basis one hundred percent (100%) of the Reinsured Liabilities (as defined below) in respect of Reinsured Contracts (as defined below) issued prior to the Effective Time (as defined below) and new Reinsured Contracts issued during the New Business Term (as defined below);
WHEREAS, simultaneously with the execution and delivery of this Agreement on the date hereof, the Ceding Company, the Reinsurer and the Trustee (as defined below) will enter into the Trust Agreement (as defined below) pursuant to which the Trustee will hold additional assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement; and
WHEREAS, simultaneously with the execution and delivery of this Agreement on the date hereof, the Guarantor will enter into the Guarantee (as defined below) pursuant to which the Guarantor will guarantee the Reinsurer’s payment and collateral funding obligations to the Ceding Company hereunder.
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:
ARTICLE I.

DEFINITIONS
Section 1.1.Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

“AAT Reserves” means, as of any date of determination, the amount of any additional reserves that would be required to be established by the Ceding Company Domiciliary State as a result of stand-alone asset adequacy testing (but including a portion of the aggregation benefits reasonably expected to be recognized by the Ceding Company upon recapture of the Reinsured Contracts) for the Reinsured Contracts as if they were not reinsured, as reasonably determined by the Ceding Company in accordance with Ceding Company Domiciliary State SAP.  For this purpose, stand-alone asset adequacy testing shall be determined consistent with the Ceding Company’s practice in effect as of such date of determination as applied to its business not reinsured (a) hereunder or (b) under any other similar reinsurance agreement, unless otherwise required by applicable Law.
“AAT Reserves Report” has the meaning set forth in Section 3.9(b).
“Action” means any civil, criminal, administrative or regulatory claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand or other similar proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.
“Additional Consideration” has the meaning set forth in Section 3.2.
[***]
“Adjusted Month-End Trust Account Required Balance” has the meaning set forth in Section 7.7(a)(i)(1).
“Adjusted Net Worth” means, with respect to any Person, all of the assets of such Person minus all of the liabilities of such Person; provided, that for purposes of calculating the assets of such Person, the value of any Subsidiary of such Person that is a licensed insurance company shall be equal to the “total adjusted capital” of such Subsidiary, as calculated in accordance with the statutory accounting principles applicable to such Subsidiary as of such date.
“Adjusted Texas Ceding Commission” means the amount set forth in Cell S-24 of the IP Roll-Forward Model Tab of the Initial Premium Roll-Forward Model as finally determined in accordance with the terms of the Master Transaction Agreement.
“Adjustment Notice” has the meaning set forth in Section 6.4(e).
“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.
“Affiliate Retrocessionaire” means any Retrocessionaire that is Affiliated with the Reinsurer at the time of the initial retrocession or any time thereafter.
“Aggregate Required Balance” means [***].
[***]

“Agreement” has the meaning set forth in the preamble.
“Allocated Premium Taxes” means, in respect of any Monthly Accounting Period, Premium Taxes allocable to the Reinsured Contracts which shall be an amount equal to the Premiums received or account value applied to annuitization under the Reinsured Contracts in such Monthly Accounting Period multiplied by the premium tax percentage set forth on Schedule V in the applicable states; provided, however, the Parties agree to update Schedule V, as appropriate, should either (i) any jurisdictions which do not as of the Effective Time impose a Premium Tax on annuities adopt such a tax following the Effective Time or (ii) any jurisdictions which do as of the Effective Time impose a Premium Tax on annuities change the stated premium tax rate or no longer impose such a tax following the Effective Time.
“Annuitized Reinsured Contracts” means, collectively, (i) any Reinsured Contract that becomes annuitized, in accordance with its terms, automatically or at the election of the Policyholder or (ii) any Reinsured Contract with a guaranteed minimum withdrawal benefit rider for which the account value or equivalent concept (in each case, as defined or described in the relevant Reinsured Contract) relating to such Reinsured Contract has been reduced to zero.
“Applicable Privacy Laws” means all applicable Laws relating to privacy, data protection and the collection and use of Non-Public Personal Information gathered, accessed, collected or used by the Ceding Company or any of its Affiliates or their respective employees, agents or contractors in the course of the operations of the Reinsured Contracts or other matter related to the performance under this Agreement and governing the handling of Non-Public Personal Information.
“Applicable Tax Gross-Up Percentage” means, as of any date of determination, one minus the highest federal tax rate applicable to United States corporations as of such date.
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“Books and Records” means all books and records to the extent related to the Reinsured Contracts or the assets held in the Trust Account and hedges with respect to the Reinsured Contracts, including administrative records, claim records, sales records, underwriting records, financial records, tax records, reinsurance records and compliance records, in whatever form maintained, but excluding (i) certificates of incorporation, bylaws, corporate seals, licenses to do business, minute books, stock records and other corporate records relating to the corporate organization or capitalization of the Ceding Company or the Reinsurer, as applicable, (ii) Tax returns or records of the Ceding Company or the Reinsurer, as applicable (and all other information with respect to income taxes of the Ceding Company or the Reinsurer, as applicable), (iii) files, records, data and information relating to any employee of the Ceding Company, the Reinsurer or any of their respective Affiliates, (iv) benefit plan records with respect to any employee or other service provider of the Ceding Company, the Reinsurer or any of their respective Affiliates, (v) books and records that are subject to the attorney-client, work product, or other similar privilege or doctrine, (vi) any materials prepared for the boards of directors of the Ceding Company, the Reinsurer or their respective Affiliates, or for any committees of any board of directors, (vii) consolidated regulatory filings made by the Ceding

Company, the Reinsurer or any of their respective Affiliates and any related correspondence with Governmental Authorities except to the extent the information contained therein relates to the Reinsured Contracts and is not otherwise included in a Book and Record, (viii) any internal drafts, opinions, valuations, correspondence or other materials produced by, or provided between or among, the Ceding Company and its Affiliates, Representatives or other advisors with respect to the negotiation or valuation of the transactions contemplated hereunder or any other potential sale by the Ceding Company or its Affiliates of all or any part of the Business (as defined in the Master Transaction Agreement) (whether by reinsurance, stock sale, merger or otherwise) and (ix) documentation describing or embodying any proprietary processes, models, methodologies (but, for the avoidance of doubt, not excluding the underlying data (including actuarial data) contained in such models and methodologies to the extent otherwise included in Books and Records), software, databases, and other proprietary or confidential intellectual property, including any internal actuarial models used or developed by the Ceding Company or its Affiliates, whether in connection with the Reinsured Contracts or otherwise.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.
“Capital Reporting Deadline” means, with respect to a calendar month other than the last month of a calendar year, the date that is thirty (30) calendar days after the end of such calendar month, and with respect to the last calendar month of a calendar year, the date that is sixty (60) calendar days after the end of such calendar month; provided, however, that in the event the RBC Ratio of the Reinsurer or any Affiliate Retrocessionaire as of any calendar month-end other than a calendar month-end that is also a calendar year-end was below the amount described in clause (b) of the definition of “FMV Triggering Event” or in clause (b) of the definition of “Recapture Triggering Event,” the Capital Reporting Deadline for the Reinsurer or such Affiliate Retrocessionaire, as applicable, for the following calendar month (regardless of whether such calendar month end-date is also the last calendar month of a calendar year) shall be the date that is twenty (20) calendar days after the end of such calendar month.
“Capital Stock” means any capital stock of, or other type of equity ownership interest in, as applicable, a Person.
“Cash Surrender Value” means, as of any date of determination, (a) the aggregate cash surrender value in the general account of the Ceding Company of all Reinsured Contracts, consistently determined in accordance with the prevailing Valuation Manual published by the National Association of Insurance Commissioners (NAIC) without regard to the transactions contemplated hereby, less (without duplication with respect to any applicable Reinsured Contract) (b) the Policy Loan Balance with respect to such Reinsured Contracts, in each case of (a) and (b), as of such date.
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“Ceding Company” has the meaning set forth in the preamble.

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“Ceding Company Domiciliary State” means the State of Texas, or, if the Ceding Company changes its state of domicile to another state within the United States, such other state; provided that if the Ceding Company changes its state of domicile to the State of California or the State of New York, the Ceding Company Domiciliary State shall be deemed the Ceding Company’s state of domicile prior to such change in state of domicile (other than the State of California or the State of New York).
“Ceding Company Domiciliary State SAP” means the SAP for the Ceding Company Domiciliary State.
“Ceding Company Extra-Contractual Obligations” means all Extra-Contractual Obligations other than Reinsurer Extra-Contractual Obligations.
“Ceding Company Indemnified Parties” has the meaning set forth in Section 11.1.
“Ceding Company Sensitivity Grid” has the meaning set forth in Schedule F-2.
“Ceding Company Statutory Reserves” means, as of any date of determination and calculated on a stand-alone basis without regard to any other business of the Ceding Company or the Reinsurer, the aggregate statutory reserve (including unearned premium reserves and other premium accruals) amount for the General Account Liabilities calculated in accordance with the Ceding Company Domiciliary State SAP (as would be reflected on Line 1, column 1 of the Liabilities section and Exhibit 5 and Line 3, column 1 of the Liabilities section and Exhibit 7 of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2024)), as calculated as of such date of determination (without giving effect to the cession of the General Account Liabilities hereunder); provided, however, that (a) Ceding Company Statutory Reserves shall at all times be calculated net of statutory reserves ceded under the Existing Ceded Reinsurance Agreements and (b) in no event will the Ceding Company Statutory Reserves include (i) additional actuarial reserves, if any, established by the Ceding Company as a result of any asset adequacy analysis or cash flow testing, (ii) any asset valuation reserves established by the Ceding Company, (iii) any interest maintenance reserve established by the Ceding Company or (iv) any voluntary or other discretionary reserves, or any other reserve not directly attributable to specific Reinsured Contracts.
[***]
“Change of Control” means any transaction or series of transactions effected at any time on or after the date hereof pursuant to which any acquiring Person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, (i) acquires beneficial ownership (as defined in Rule 13d-3 of the Securities Act of 1933, as amended) of fifty percent (50%) or more of the voting securities of either (but not both) of the Ceding Company or the New York Ceding Company, as applicable, or (ii) possesses the power to direct or cause the direction of the management and policies of either (but not both) of the

Ceding Company or the New York Ceding Company, as applicable, whether through the ownership of voting securities, by contract or otherwise, whether or not such control is disclaimed.
“Closing Date” has the meaning set forth in the preamble.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company Action Level RBC” means, with respect to any insurance company, company action level RBC as calculated in accordance with the applicable Laws of such insurance company’s state of domicile.
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“Confidential Information” with respect to a Party, means any and all information in any format (whether or not specifically labeled or identified as confidential, and whether oral, written or in any electronic medium) provided by, made available by or obtained on behalf of such Party, any of its Affiliates or Representatives, on, before or after the date hereof, including, with respect to the Ceding Company and its Affiliates, all information pertaining to models, systems, products or other commercial, technical, financial, confidential or proprietary information and Non-Public Personal Information and all data relating to the Policyholders of the Reinsured Contracts which are maintained, processed or generated by the Ceding Company or, if applicable, the Reinsurer in connection with the Reinsured Liabilities and including the contents of this Agreement or the other Transaction Agreements not otherwise publicly disclosed, but shall not include the existence of this Agreement and the identity of the Parties; provided, that Confidential Information does not include information that (a) is generally available to the public other than as a result of a disclosure by the receiving Party in violation of its confidentiality obligation, (b) is independently developed by the receiving Party, its Affiliates or any of its Representatives without use or access to the disclosing Party’s Confidential Information, or (c) is rightfully obtained by the receiving Party from a third party without, to the knowledge of the receiving Party, breach by such third party of a duty of confidentiality of any nature to the disclosing Party; and provided, further, that the foregoing exceptions shall not supersede the obligations of the receiving Party with respect to any Non-Public Personal Information.
“Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed to exist if any Person directly or indirectly owns, controls or holds with the power to vote ten percent (10%) or more of the voting securities of any other Person. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.
“Covered Pricing Change” has the meaning set forth in Section 6.4(e).
“Credit for Reinsurance Asset” has the meaning set forth in Section 7.3(a).

“CTE70 Amount” means, as of any date of determination, an amount equal to the arithmetic mean of the statutory carrying value of assets required as of such date to satisfy Policyholder obligations as defined in the VM-21 guidelines relating to the Reinsured Contracts (i.e., for both Annuitized Reinsured Contracts and Reinsured Contracts that are not Annuitized Reinsured Contracts) in the worst [***] of the 1,000 statutory stochastic capital market scenarios determined in accordance with, and subject to the terms and conditions of, the Required Balance Model and Calculation Methodologies.
“DAC Tax Election” has the meaning set forth in Section 12.2(a).
[***]
“Designated Administrative Account” means a bank account of the Ceding Company at a bank reasonably acceptable to the Reinsurer to be used by the Ceding Company to pay General Account Liabilities.
“Discovered Contract” has the meaning set forth in Section 2.7(a).
“Discovered Contract Transfer Amount” means, with respect to all of the Discovered Contracts transferred pursuant to Section 2.7(a), in the aggregate, the sum of the following amounts: [***] minus (c) Policy Loan Balance determined solely in respect of such Discovered Contracts as of the Discovered Contract Transfer Time; minus (d) the amount of Uncollected/Deferred Premiums determined solely in respect of such Discovered Contracts as of the Discovered Contract Transfer Time.
“Discovered Contract Transfer Time” means, with respect to Discovered Contracts transferred pursuant to Section 2.7(a), 12:01 a.m. (New York time) on the date that is six (6) months after the Effective Time.
[***]
“Effective Time” means 12:01 a.m. (New York time) on August 1, 2025.
“Eligible Assets” has the meaning set forth in Section 7.3(a).
“Estimated Closing Statement” has the meaning set forth in the Master Transaction Agreement.
“Estimated Initial Premium” has the meaning set forth in the Master Transaction Agreement.
“Estimated Initial Trust Account Required Balance” has the meaning set forth in the Master Transaction Agreement.
“Estimated Recapture Terminal Settlement” has the meaning set forth in Section 10.4(a).

“Estimated Recapture Terminal Settlement Statement” has the meaning set forth in Section 10.4(a).
“Estimated Termination Terminal Settlement” has the meaning set forth in Section 10.6(a).
“Estimated Termination Terminal Settlement Statement” has the meaning set forth in Section 10.6(a).
“Ex Gratia Payments” means a payment that is both (a) outside the terms and conditions of the applicable Reinsured Contract and (b) made by or on behalf of the Ceding Company without the consent of the Reinsurer.
“Excluded Liabilities” means (a) any and all Ceding Company Extra-Contractual Obligations, (b) any and all Liabilities resulting from changes to the terms and conditions of any Reinsured Contract after the Effective Time to the extent such changes are in violation of Section 2.2, and (c) any Ex Gratia Payments made by or on behalf of the Ceding Company. For the avoidance of doubt, Ex Gratia Payments and modifications and waivers to the Reinsured Contracts, in each case made by or on behalf of the Ceding Company following the Effective Time in accordance with Section 4.3(b) shall not be considered Excluded Liabilities hereunder and shall be deemed Reinsured Liabilities hereunder.
“Existing Ceded Reinsurance” means all reinsurance ceded by the Ceding Company pursuant to contracts, binders, certificates, treaties or other evidence of reinsurance to the extent covering liabilities under the Reinsured Contracts, and (a) in effect on the Effective Time (other than the reinsurance provided pursuant to this Agreement); (b) terminated but under which there remains any outstanding Liabilities of the reinsurer thereunder; or (c) entered into following the Closing Date by the Ceding Company with the prior written consent of the Reinsurer, in each case of (a), (b) and (c), only to the extent that such reinsurance remains in place.
“Existing Ceded Reinsurance Agreements” means all of the contracts, binders, certificates, treaties or other evidence of Existing Ceded Reinsurance to the extent covering liabilities under the Reinsured Contracts, all of which are set forth on Schedule P.
“Existing Ceded Reinsurance Premium” has the meaning set forth in Section 2.13(a).
“Existing Ceded Reinsurance Recoveries” means all amounts actually collected by the Ceding Company under the Existing Ceded Reinsurance Agreements to the extent related to amounts paid by the Reinsurer in respect of Reinsured Risks.
“Existing IMR Amount” means the amount of the Ceding Company’s existing IMR, calculated on an after-tax basis, that has been allocated by the Ceding Company to the Reinsured Risks (other than in respect of the MVA Option Liabilities) as of the Closing Date (but prior to the transfer of assets by the Ceding Company pursuant to Section 3.1(c)), determined in accordance with SAP applicable to the Ceding Company (without giving regard to any requirements to limit such IMR to zero (0)).

“Expense Allowances” means, for each Monthly Accounting Period, an amount determined in accordance with Schedule A.
“Extra-Contractual Obligations” means all Liabilities to any Person or Persons arising out of or relating to the Reinsured Contracts (other than Liabilities arising under the terms and conditions and within the policy limits of the Reinsured Contracts), including any loss in excess of the limits arising under or covered by any Reinsured Contract, any Liabilities for fines, penalties, Taxes, fees, forfeitures, compensatory, consequential, punitive, exemplary, special, treble, bad faith, tort, statutory or any other form of extra-contractual damages, as well as all legal fees and expenses relating thereto, which Liabilities arise out of or result from any act, error or omission, whether or not intentional, negligent, fraudulent, in bad faith or otherwise (actual or alleged), arising out of or relating to the Reinsured Contracts, including (a) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Reinsured Contracts, (b) the investigation, defense, prosecution, trial, settlement (including the failure to settle) or handling of claims, benefits, or payments under the Reinsured Contracts, (c) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts, (d) the failure of the Reinsured Contracts to qualify for their intended tax status, or (e) any fines, penalties, Taxes, fees, forfeitures, or other damages with respect to escheat or unclaimed property Liabilities arising under or relating to the Reinsured Contracts.
“Fair Market Value” means, with respect to any asset, the value thereof calculated in accordance with the methodology set forth on Schedule K (including investment income due and accrued).
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“Flow Business Ceding Commission” has the meaning set forth in Section 6.1.
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“Flow Reinsured Contracts” means (a) those individual variable annuity contracts that are issued by the Ceding Company on or after the Effective Time and of the types described on Schedule C-1 and (b) reinstatements thereof that have been reinsured pursuant to Section 2.6(a), in each case of (a) and (b), including all binders, slips, certificates, applications therefor, supplements, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts.
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“FMV Triggering Event” means any of the following occurrences:
(a)the RBC Ratio of the Reinsurer or any Affiliate Retrocessionaire as of any calendar year-end is below [***] and the Reinsurer or such Affiliate Retrocessionaire, as applicable, has not cured such shortfall as of the applicable Capital Reporting Deadline; provided, that in the event that such Affiliate Retrocessionaire is not a U.S. domiciled insurance company, the foregoing RBC Ratios shall refer to equivalent capital adequacy ratios determined under the laws of such Affiliate Retrocessionaire’s jurisdiction of domicile as mutually agreed by the Parties;
(b)the RBC Ratio of the Reinsurer or any Affiliate Retrocessionaire is below [***] for two consecutive calendar month-end dates, and the Reinsurer or such Affiliate Retrocessionaire, as applicable, has not cured such shortfall as of the applicable Capital Reporting Deadline; provided, that in the event that such Affiliate Retrocessionaire is not a U.S. domiciled insurance company, the foregoing RBC Ratios shall refer to equivalent capital adequacy ratios determined under the laws of such Retrocessionaire’s jurisdiction of domicile as mutually agreed by the Parties;
(c)the Adjusted Net Worth of the Guarantor in the aggregate is less than [***];
(d)there has been a failure by the Reinsurer (i) to timely pay undisputed amounts due hereunder, and such breach has not been cured within [***] calendar days after written notice thereof from the Ceding Company; or (ii) to timely fund the Trust Account in accordance with Section 7.8(a)(i)(1) or 7.8(a)(ii)(1), as applicable, and such breach has not been cured within [***] Business Days;
(e)there has been a failure by the Reinsurer (i) to perform or observe any material terms and conditions of the Investment Guidelines and such failure is not cured in accordance with the terms set forth in the Investment Guidelines, (ii) to perform or observe any material terms and conditions of the Risk Management Policy and such failure has not been cured within [***] calendar days following the Reinsurer’s delivery of notice (or requirement to deliver such notice) to the Ceding Company of such failure pursuant to Section 2.11(a) or (iii) to deliver the Quarterly Risk Management Report in accordance with the timeline required in Section 2.11(a) and such failure is not cured within [***] calendar days;
(f)a Reserve Credit Triggering Event has occurred; or
(g)the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations.
“Fund” has the meaning set forth in Section 3.2(b).
“Funding Reports” has the meaning set forth in Section 7.7(d).
“Fund Transitions” has the meaning set forth in Section 10.8(a).
“General Account Liabilities” means all Liabilities of the Ceding Company (and with respect to clause (c) of this definition, without duplication of any other amounts payable hereunder, all Liabilities of any of its Affiliates) arising out of or resulting from the Reinsured Contracts, net of Existing Ceded Reinsurance Recoveries, but excluding Separate Account Liabilities (including, for the avoidance of doubt, the MVA Option Liabilities) and Excluded Liabilities, whether incurred before, at or after the Effective Time, calculated in accordance with the Ceding Company Domiciliary State SAP. Without limiting the foregoing, “General Account Liabilities” shall include, but not be limited to, any and all of the following Liabilities, net of

Existing Ceded Reinsurance Recoveries, but excluding Separate Account Liabilities (including, for the avoidance of doubt, the MVA Option Liabilities) and Excluded Liabilities:
(a)all Liabilities for (i) claims, benefits, interest on claims or unearned premiums, interest on policy funds, withdrawals, surrenders, policy loans, amounts payable for returns or refunds of premiums, death benefits, income benefits, withdrawal benefits, account value benefits, accumulation benefits, incurred but not reported claims, pending claims and benefits (including death benefits, lump sum payments, annuitization payments, deferred payments, payments in respect of market value adjustments, and any other settlement options), unearned premiums, policyholder bonuses in respect of Reinsured Contracts issued to employees and appointed agents of the Ceding Company or its Affiliates and their relatives, and other contract benefits, in each case, arising under the terms and conditions of the Reinsured Contracts and whether such amounts are escheated or paid to policyholders or beneficiaries of the Reinsured Contracts and (ii) claim expenses (including all reasonable litigation expenses related thereto);
(b)all Liabilities arising out of changes to the terms and conditions of the Reinsured Contracts permitted or required by Section 2.2;
(c)all commissions, expense allowances, other compensation and obligations payable to Producers with respect to the Reinsured Contracts as set forth on Schedule N (the “Producer Commissions”);
(d)all Existing Ceded Reinsurance Premium payable on or after the Effective Time;
(e)all assessments and similar charges payable on or after the Effective Time with respect to the Reinsured Contracts in connection with participation by the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of insolvencies, rehabilitations or similar proceedings occurring before, on or after the Effective Time;
(f)all Allocated Premium Taxes;
(g)all Liabilities which relate to Reinsured Contracts that (i) are amounts held in the general account of the Ceding Company pending transfer to the Separate Accounts, or (ii) contemplate payment from a Separate Account the amount of which exceeds the assets of such Separate Account (without duplication of the amounts set forth in clause (a) above); and
(h)all Reinsurer Extra-Contractual Obligations.
“Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, legislative, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body having jurisdiction over a Party.
“Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Grade-In Period” has the meaning set forth in Schedule Q.

“Grade-In Ratio” has the meaning set forth in Schedule Q.
“Grade-In Valuation Date” has the meaning set forth in Schedule Q.
“Guarantee” has the meaning set forth in the Master Transaction Agreement.
“Guarantor” has the meaning set forth in the recitals.
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“IMR” means an interest maintenance reserve.
“IMR Amount” means an amount equal to (a) the Existing IMR Amount plus (b) the Transaction IMR Amount plus (c) the Post-Closing Date IMR Amount.
“In-Force Reinsured Contracts” means (a) those individual and group variable annuity contracts that were issued by the Ceding Company prior to the Effective Time and of the types described on Schedule C-2 and listed in the seriatim file set forth in Schedule D (as updated in accordance with Section 2.1), including Annuitized Reinsured Contracts as of the Effective Time, (b) reinstatements thereof that have been reinsured pursuant to Section 2.6(a), (c) reinstatements that have been reinsured pursuant to Section 2.6(b) and (c) Discovered Contracts that have been reinsured pursuant to Section 2.7, in each case of (a), (b) and (c), including all binders, slips, certificates, applications therefor, supplements, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts.
“Indemnitee” means a Ceding Company Indemnified Party or Reinsurer Indemnified Party, in each case, which is entitled to indemnification under this Agreement.
“Independent Accounting Firm” has the meaning set forth in Section 7.7(h).
“Independent Actuary” has the meaning set forth in Section 7.7(h).
“Initial Aggregate Required Balance” means the Aggregate Required Balance as of the Effective Time.
“Initial MVA Allocation Amount” means $[***].
“Initial Premium” has the meaning set forth in Section 3.1(a).
“Initial Premium Roll-Forward Model” has the meaning set forth in the Master Transaction Agreement.
[***]
“Initial Trust Account Required Balance” means the Trust Account Required Balance as of the Effective Time.
“Insolvency” has the meaning set forth in Section 3.6.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction.
“Interest Rate” means the sum of (a) [***] (expressed as a rate per annum) plus (b) the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal, for each of the days in the applicable period, but in any event not less than zero (0).
[***]
“Investment Guidelines” means the Investment Guidelines set forth in Schedule B.
“Investment Option Agreement Fees” has the meaning set forth in Section 3.2(c).
“Investment Option Agreements” means any agreement between the Ceding Company or any of its Affiliates, on the one hand, and any variable investment trust or variable investment fund, its distributor, broker-dealer or investment manager or any of their respective Affiliates, on the other hand, providing for the use of such variable investment trust or variable investment fund’s portfolios as investment options in respect of the Reinsured Contracts and the direct or indirect payment to the Ceding Company or its Affiliates of 12b-1 fees, distribution services fees, administrative services fees, shareholder services fees or other payments related to the offering of such investment options for the Reinsured Contracts, including participation agreements, Rule 12b-1 fee agreements, administrative services agreements and revenue sharing agreements, but excluding fund management, advisory or similar fees or arrangements.
“Law” means any United States or non-United States federal, state or local statute, law, ordinance, regulation, code, Governmental Order or other requirement or rule of law.
“Letter of Credit” has the meaning set forth in Section 7.10.
“Letter of Credit Excess Draws” has the meaning set forth in Section 7.12.
“Liabilities” means any and all debts, liabilities, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.
[***]
“LOC Provider” means a bank that (a) (i) is set forth on the “List of Qualified U.S. Financial Institutions” established and maintained by the National Association of Insurance Commissioners, (ii) has consolidated assets in excess of [***] and (iii) has a financial strength rating of [***] (or equivalent) or higher from at least two of S&P Global, Fitch or Moody’s (or their successors) or (b) is approved in writing by the Ceding Company.
“Losses” means any and all damages, judgments, awards, liabilities, losses, Taxes, obligations, claims of any kind or nature, fines and costs and expenses (including reasonable fees and expenses of attorneys, auditors, consultants and other agents) other than amounts constituting special or punitive damages, except to the extent that any such damages are recovered against an Indemnitee pursuant to a third party claim.
“Market-to-Book Ratio” means, as of any date of determination, the ratio of (a) the aggregate Fair Market Value of the Trust Account Eligible Assets in the Trust Account as of such date to (b) the aggregate Statutory Book Value of the Trust Account Eligible Assets in the Trust Account as of such date.
“Master Transaction Agreement” has the meaning set forth in the recitals.
[***]
“Membership Interest Purchase Agreement” has the meaning set forth in the Master Transaction Agreement.
“Month-End Required Balance Report” has the meaning set forth in Section 7.7(a)(i)(1).
“Month-End Trust Account Required Balance” has the meaning set forth in Section 7.7(a)(i)(1).
“Monthly Accounting Period” means each successive calendar month during the term of this Agreement or any fraction thereof, beginning at the Effective Time and ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Article X, as applicable.
“Monthly Funding Date” means, in respect of each Month-End Required Balance Report delivered by the Reinsurer to the Ceding Company in accordance with Section 7.7, the Business Day on which the Ceding Company receives such Month-End Required Balance Report.
“Monthly Funding Limit” means [***].
“Monthly Net Settlement” has the meaning set forth in Section 3.3(c).
“Monthly Settlement Statement” has the meaning set forth in Section 3.3(c).
“MVA Assets” means assets supporting the MVA Reserves, which shall be held by the Ceding Company in the MVA Modco Account, and all MVA Modco Investment Credit thereon.
“MVA Modco Account” has the meaning set forth in Section 3.10(a).
“MVA Modco Account Balance” means, as of any date of determination, the aggregate Statutory Book Value of the MVA Assets held in the MVA Modco Account as of such date of determination.
“MVA Modco Cash Settlement” has the meaning set forth in Section 3.10(b).

“MVA Modco Investment Credit” means, with respect to any Monthly Accounting Period, the sum of all interest and other earnings (including realized gains and losses), earned and realized on the MVA Assets during such Monthly Accounting Period.
“MVA Modco Investment Expenses” has the meaning set forth in Section 3.10(c).
“MVA Option Liabilities” means the non-insulated Separate Account Liabilities to the extent arising out of or resulting from the “Market Value Adjustment” riders issued by the Ceding Company in connection with the Reinsured Contracts.
“MVA Reserves” means, the sum of (a) the Quota Share of the Separate Account Reserves in respect of the MVA Option Liabilities, plus (b) the IMR attributable to the MVA Assets.
“MVA Separate Account” means the non-insulated separate account of the Ceding Company identified as the “SAAL Separate Account” to the extent attributable to the “Market Value Adjustment” riders issued by the Ceding Company in connection with the Reinsured Contracts.
“Net Settlement” has the meaning set forth in Section 3.3(c).
“New Business Term” means the period beginning on the Effective Time and ending on the date this Agreement is terminated for new business in accordance with Section 10.1(b).
“New York Ceding Company” has the meaning set forth in the Master Transaction Agreement.
“New York Reinsurance Agreement” has the meaning set forth in the Master Transaction Agreement.
“Non-Guaranteed Elements” means the cost of insurance charges, credited interest rates, mortality and expense charges, administrative expense risk charges, rider charges, lump sum payment options, policy loads and any other policy features that are subject to change by the Ceding Company, and those items set forth in Actuarial Standard of Practice 2-Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.
“Non-Public Personal Information” means any non-public personally identifiable information concerning or relating to the Ceding Company’s past, current or prospective applicants, customers, clients, policy owners, contract holders, insureds, claimants, and beneficiaries of Reinsured Contracts or other contracts issued by the Ceding Company, and its representatives, including information considered as “non-public personal information” as that term is defined in the Gramm-Leach-Bliley Act, as amended, and implementing regulations, 15 U.S.C. § 6809(4); “protected health information” as defined in 45 C.F.R. § 160.103; “Personal

Information” as defined in the California Consumer Privacy Act of 2018 (Cal. Civ. Code Division 3, Part 4, Title 1.81.5); or other similar terms as defined by Applicable Privacy Laws.
“Original Trust Agreement” means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Trustee, attached as Exhibit 2 hereto.
“Parties” has the meaning set forth in the preamble.
“Party” has the meaning set forth in the preamble.
“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, joint-stock company, trust, governmental, judicial or regulatory body, business unit, division, association or organization or other entity.
“Policy Loan Balance” means, with respect to any date of determination, the amount of contract loans in respect of the Reinsured Contracts, as of such date, as would be reflected in Line 6, column 1 of the “Assets” section of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2024), net of any unearned policy loan interest on such loans but including any due and accrued interest thereon.
“Policyholder” means the holder of any Reinsured Contract.
“Post-Closing Date IMR Amount” means the amount of IMR, calculated on an after-tax basis, that is created following the Closing Date with respect to the assets supporting the Reinsured Contracts (other than the MVA Assets) determined in accordance with SAP applicable to the Ceding Company (without giving regard to any requirements to limit such IMR to zero (0)).
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“Premium Taxes” means all taxes assessed in respect of the Premiums received or account value applied to annuitization under the Reinsured Contracts by any Governmental Authority.
“Premiums” means premiums, considerations, policy loan repayments, deposits and similar amounts collected by or on behalf of the Ceding Company in respect of the Reinsured Contracts.
“Producer” means any broker, broker-dealer, insurance producer, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person, including any employee of the Ceding Company or its Affiliates, responsible for writing, marketing, producing, selling, soliciting or servicing Reinsured Contracts.
“Producer Commissions” has the meaning set forth in clause (c) of the definition of General Account Liabilities.

[***]
“Quarterly Risk Management Report” has the meaning set forth in Section 2.11(a).
“Quota Share” means one hundred percent (100%).
[***]
“RBC Ratio” means, with respect to any U.S. domiciled insurance or reinsurance company, the percentage equal to (a) the quotient of the Total Adjusted Capital of such insurance or reinsurance company divided by the Company Action Level RBC, multiplied by (b) 100; provided, that any calculation of the RBC Ratio (i) as of a calendar month-end other than the last day of a calendar year or (ii) as of the last day of a calendar year where such calculation is required to be provided within twenty (20) calendar days pursuant to the definition of “Capital Reporting Deadline,” shall be based on such insurance company’s good faith estimate using, to the extent any factors are not reasonably available, amounts based on reasonable estimation and annualization.
“Recapture Date” has the meaning set forth in Section 10.3(b).
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“Recapture Notice” has the meaning set forth in [***].
“Recapture Terminal Settlement” has the meaning set forth in Section 10.4(b).
“Recapture Terminal Settlement Statement” has the meaning set forth in Section 10.4(b).
“Recapture Transaction IMR Amount” means the amount of the IMR, calculated on an after-tax basis, that is created on the date of payment of the Recapture Terminal Settlement, Termination Terminal Settlement or Terminated Contract Transfer Amount, as applicable, as a direct result of the transfer of assets by the Reinsurer to the Ceding Company pursuant to Section 10.4(a) or (d) or Section 10.6(a) or (d), as applicable, determined in accordance with SAP applicable to the Ceding Company; provided, that such amount may not be less than zero.
“Recapture Triggering Event” means any of the following occurrences:
(a)the RBC Ratio of the Reinsurer or any Affiliate Retrocessionaire as of any calendar year-end is below [***] and the Reinsurer or such Affiliate Retrocessionaire, as applicable, has not cured such shortfall as of the applicable Capital Reporting Deadline; provided, that in the event that such Affiliate Retrocessionaire is not a U.S. domiciled insurance company, the foregoing RBC Ratios shall refer to equivalent capital adequacy ratios determined under the laws of such Affiliate Retrocessionaire’s jurisdiction of domicile as mutually agreed by the Parties;
(b)the RBC Ratio of the Reinsurer or any Affiliate Retrocessionaire is below [***] for two consecutive calendar month-end dates, and the Reinsurer or such Affiliate Retrocessionaire, as applicable, has not cured such shortfall as of the applicable Capital Reporting Deadline; provided, that in the event that such Affiliate Retrocessionaire is not a U.S.

domiciled insurance company, the foregoing RBC Ratios shall refer to equivalent capital adequacy ratios determined under the laws of such Affiliate Retrocessionaire’s jurisdiction of domicile as mutually agreed by the Parties;
(c)the Adjusted Net Worth of the Guarantor in the aggregate is less than [***] dollars;
(d)there has been a failure by the Reinsurer (i) to timely pay any undisputed amounts due hereunder in an aggregate amount that, when added to (x) the aggregate amount of all payment failures or failures to fund the “Trust Account” (as defined in the New York Reinsurance Agreement) by the Reinsurer under the New York Reinsurance Agreement that have not been cured in accordance with the terms thereof and (y) the aggregate amount that the Reinsurer has failed to fund the Trust Account in accordance with Section 7.8(a)(i)(1) or 7.8(a)(ii)(1), as applicable, that has not been cured, exceeds [***] dollars, and the Reinsurer has not cured such breach within three [***] Business Days after written notice thereof from the Ceding Company; or (ii)  to timely fund the Trust Account in accordance with Section 7.8(a)(i)(1) or 7.8(a)(ii)(1), as applicable, in an aggregate amount that, when added to (x) the aggregate amount of all payment failures or failures to fund the “Trust Account” (as defined in the New York Reinsurance Agreement) by the Reinsurer under the New York Reinsurance Agreement that have not been cured in accordance with the terms thereof and (y) the aggregate amount of undisputed amounts that the Reinsurer has failed to timely pay hereunder that has not been cured, exceeds [***] dollars, and the Reinsurer’s failure to fund the Trust Account has not been cured [***] Business Days;
(e)there has been a failure by the Reinsurer (i) to perform or observe any material terms and conditions of the Investment Guidelines and such failure is not cured in accordance with the terms set forth in the Investment Guidelines, (ii) to perform or observe any material terms and conditions of the Risk Management Policy and such failure has not been cured within [***] calendar days following the Reinsurer’s delivery of notice to the Ceding Company of such failure pursuant to Section 2.11(a) or (iii) to deliver the Quarterly Risk Management Report in accordance with the timeline required in Section 2.11(a) and such failure is not cured within [***] calendar days;
(f)a Reserve Credit Event has occurred and the Reinsurer has not remedied such event in accordance with the timelines in Article V;
(g)the Reinsurer or a Guarantor has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or
(h)a “Recapture Triggering Event” (as defined in the New York Reinsurance Agreement) has occurred and is continuing, only for so long as the New York Ceding Company remains an Affiliate of the Ceding Company.
“Reference Statutory Reserves” has the meaning set forth in Schedule Q.
“Reinsured Contracts” means the Flow Reinsured Contracts and the In-Force Reinsured Contracts.

“Reinsured Liabilities” means, collectively, the General Account Liabilities and the Separate Account Liabilities; provided, that in no event shall “Reinsured Liabilities” include any Excluded Liabilities.
“Reinsured Risks” has the meaning set forth in Section 2.1.
“Reinsurer” has the meaning set forth in the preamble.
“Reinsurer Domiciliary State” means the State of Iowa, or, if the Reinsurer changes its domiciliary state to another state within the United States, such other state.
“Reinsurer Domiciliary State SAP” means the SAP for the Reinsurer Domiciliary State.
“Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations that arise out of or relate to (a) any act, error or omission taken by the Ceding Company or any of its Affiliates at the written direction or request or with the written consent of the Reinsurer; or (b) any act, error or omission taken by the Reinsurer or any of its Affiliates.
“Reinsurer Fund” has the meaning set forth in Section 10.8(a).
“Reinsurer Fund Adviser” means the investment adviser of each Reinsurer Fund.
“Reinsurer Indemnified Parties” has the meaning set forth in Section 10.2.
“Reinsurer Investment Option” has the meaning set forth in Section 4.6(b).
“Reinsurer Sensitivity Grid” has the meaning set forth in Schedule F-1.
“Reinsurer Statutory Reserves” means, as of any date of determination, the aggregate statutory reserve (including unearned premium reserves and other premium accruals) amount for the General Account Liabilities calculated under the Reinsurer Domiciliary State SAP that would be applicable to the Reinsurer (as would be reflected on Line 1, column 1 of the Liabilities section and Exhibit 5 and Line 3, column 1 of the Liabilities section and Exhibit 7 of the Reinsurer’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Reinsurer’s Statutory Financial Statement subsequent to December 31, 2024)), as calculated as of such date (without giving effect to any retrocession by the Reinsurer of any Reinsured Risks), determined in accordance with the Required Balance Model and Calculation Methodologies unless otherwise required by applicable Law.
“Representative” of a Person means the directors, officers, employees, advisors, agents, stockholders or other equity holders or investors, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates.
“Required Balance Model and Calculation Methodologies” means the principles, practices and methodologies set forth on Schedule E.

“Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement in the Ceding Company’s Statutory Financial Statements required to be filed by the Ceding Company with the Governmental Authority charged with supervision of insurance companies in the Ceding Company Domiciliary State.
“Reserve Credit Event” means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit in the Ceding Company Domiciliary State.
“Reserve Credit Triggering Event” means that a Reserve Credit Event has occurred and is continuing as of [***].
“Reserve Credit Trust Agreement” means that certain Reserve Credit Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Trustee, attached as Exhibit 3 hereto.
“Restricted Asset” has the meaning set forth in the Trust Agreement.
“Restricted Asset Exceptions” has the meaning set forth in the Trust Agreement.
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“Retrocessionaire” means any Person to whom the Reinsurer retrocedes the Reinsured Risks.
“Risk Management Policy” has the meaning set forth in Section 2.11(a).
“SAAMCO” means SunAmerica Asset Management, LLC, a Delaware limited liability company (including its successors and assigns).
“SAAMCO Closing” means the closing of the transactions contemplated by the Membership Interest Purchase Agreement.
“SAAMCO Outside Date” means Outside Date as defined in the Membership Interest Purchase Agreement.
“SAP” means, with respect to either Party, (a) the statutory accounting principles prescribed by the Insurance Regulator for the jurisdiction in which such insurance company is domiciled or (b) with the other Party’s prior written consent, statutory accounting principles permitted by the Insurance Regulator for the jurisdiction in which such insurance company is domiciled, in each case consistently applied.
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“Security Incident” means an act or attempt to gain unauthorized access to, disrupt, or misuse an information system operated and maintained by the Reinsurer, or on its behalf, or information stored on such information system, including (i) where Non-Public Personal Information or other Confidential Information was, has been, or is reasonably likely to be subject to unauthorized, unlawful, or accidental disclosure, access, modification, destruction, loss, damage, transfer, or use, (ii) which has a reasonable likelihood of materially harming any material part of the Reinsurer’s operations connected with this Agreement, or (iii) which results in the deployment of ransomware within a material part of the Reinsurer’s information systems used in connection with this Agreement.
“Separate Account Charges” has the meaning set forth in Section 3.2(c).
“Separate Account Liabilities” has the meaning set forth in Section 2.10.
“Separate Account Reserves” means, as of any date of determination, the aggregate amount of statutory reserves of the Ceding Company with respect to the Separate Account Liabilities (as would be described in Line 1, column 1 of the Liabilities section and Exhibit 3 of the Statutory Financial Statements related to separate accounts of the Ceding Company (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2024)), calculated in accordance with the Ceding Company Domiciliary State SAP, which, for the avoidance of doubt, shall include without duplication statutory reserves established for annuitized policies with variable payments.
“Separate Accounts” means the registered and unregistered, insulated and uninsulated separate accounts of the Ceding Company applicable to the Reinsured Contracts identified in Schedule J.
“Specified Administrative Services” means policyholder call centers and transaction processing.
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“Statutory Book Value” means, (a) with respect to any asset held in the Trust Account, the sum of (i) the amount permitted to be carried by the Reinsurer as an admitted asset consistent with, (A) other than during the continuation of a FMV Triggering Event or a Recapture Triggering Event, SAP applicable to the Reinsurer or (B) during the continuation of a FMV Triggering Event or a Recapture Triggering Event, SAP applicable to the Ceding Company, in each case, consistently applied, plus (ii) accrued investment income on such assets and (b) with respect to any MVA Asset, the sum of (i) the amount permitted to be carried by the Ceding Company as an admitted asset consistent with SAP applicable to the Ceding Company plus (ii) accrued investment income on such MVA Asset.
“Statutory Financial Statements” means, with respect to any Person, the annual and quarterly statutory financial statements of such Person filed with the Governmental Authority charged with supervision of such Person.
“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Capital Stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person.
“Substitution” means a substitution pursuant to section 26(c) of the Investment Company Act.
“Tax” or “Taxes” has the meaning set forth in the Master Transaction Agreement.
“Terminated Contract” has the meaning set forth in Section 2.7(c).
“Terminated Contract Transfer Amount” means, with respect to each Terminated Contract transferred pursuant to Section 2.7(c), the sum of the following amounts to the extent related to such Terminated Contract: (a) [***], plus (if positive) or minus (if negative) (b) [***], plus (c)  the Quota Share of the Additional Consideration actually received by the Reinsurer in respect of such Terminated Contract from and after the Effective Time; minus (d) the Quota Share of the General Account Liabilities actually paid by the Reinsurer in respect of such Terminated Contract from and after the Effective Time; minus (e) the Expense Allowance for such Terminated Contract from and after the Effective Time, in the case of (c), (d) and (e) until the date the Terminated Contract Transfer Amount is paid to the Ceding Company.
“Termination Date” has the meaning set forth in Section 10.5(b).
“Termination Terminal Settlement” has the meaning set forth in Section 10.6(b).
“Termination Terminal Settlement Statement” has the meaning set forth in Section 10.6(b).
“Termination Triggering Event” means there has been a failure by the Ceding Company to timely pay any undisputed amounts due hereunder in an aggregate amount that, when added to the aggregate amount of all failures by the Ceding Company to pay undisputed amounts due under the New York Reinsurance Agreement that have not been cured in accordance with the terms thereof, exceeds [***] dollars, and such breach has not been cured within [***] Business Days after written notice thereof from the Reinsurer.
“Texas Ceding Commission” has the meaning set forth in the Master Transaction Agreement.
“Third Parties” has the meaning set forth in Section 13.15(b).
“Total Adjusted Capital” means, with respect to any U.S. domiciled insurance company, total adjusted capital as calculated in accordance with the applicable Laws of such insurance company’s domiciliary state.

“Transaction Agreements” has the meaning set forth in the Master Transaction Agreement.
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“Transaction IMR Amount” means the amount of the IMR, calculated on an after-tax basis, that is created on the Closing Date as a direct result of the transfer of assets by the Ceding Company to the Reinsurer pursuant to Section 3.1(c), if any, determined in accordance with SAP applicable to the Ceding Company (without giving regard to any requirements to limit such IMR to zero (0)).
“Transferred Asset Value” has the meaning set forth in the Master Transaction Agreement.
“Transferred Assets” has the meaning set forth in the Master Transaction Agreement.
“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.
“Trust Account Required Balance” means [***].
“Trust Adjustment Threshold” has the meaning set forth in Section 7.8(a)(i)(1).
“Trust Agreement” means (a) in the absence of a Reserve Credit Triggering Event, the Original Trust Agreement and (b) upon the occurrence and during the continuance of a Reserve Credit Triggering Event, the Reserve Credit Trust Agreement.
“Trustee” means the trustee named in the Trust Agreement, and any successor trustee appointed as such pursuant to the terms of the Trust Agreement, which shall be reasonably acceptable to each Party.
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“Unamortized IMR Amount” means, with respect to any date of determination, an amount equal to the portion of the IMR Amount which remains unamortized as of such date, determined in accordance with SAP applicable to the Ceding Company; provided, that such amount may not be less than zero.
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“Uncollected/Deferred Premiums” means, as of any date of determination, the sum of (i) uncollected premiums in the course of collection in respect of the Reinsured Contracts, as of such date, as would be reflected in Line 15.1, column 1 in the “Assets” section of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2024), plus (ii) deferred premiums booked but deferred and not yet due in respect of the Reinsured Contracts, as of such date, as would be reflected in Line 15.2, column 1 in the

“Assets” section of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2024).
“Unfunded LOC Amount” has the meaning set forth in Section 7.10.
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“Valuation Date” has the meaning set forth in Section 7.7(e).
“Weekly Accounting Period” means each successive calendar week during the term of this Agreement or any fraction thereof, beginning at the Effective Time and ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Article X, as applicable.
“Weekly Net Settlement” has the meaning set forth in Section 3.3(a).
“Weekly Settlement Statement” has the meaning set forth in Section 3.3(a).
ARTICLE II.

BASIS OF REINSURANCE AND BUSINESS REINSURED
Section 2.1.Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to reinsure and indemnify the Ceding Company (a) on a coinsurance basis for the Quota Share of the General Account Liabilities and (b) on a modified coinsurance basis for the Quota Share of the Separate Account Liabilities (including, for the avoidance of doubt, the MVA Option Liabilities), in each case, that have not been paid by the Ceding Company prior to the Effective Time (collectively, the “Reinsured Risks”). The reinsurance effective under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or recaptured as provided herein. The Parties agree and acknowledge that the policies set forth on Schedule D as originally attached to this Agreement are the Reinsured Contracts in-force as of June 30, 2025, and that within the first twenty-one (21) calendar days following the Closing Date, the Ceding Company shall prepare and deliver to the Reinsurer an updated version of Schedule D that has been updated to (i) reflect the Reinsured Contracts issued between June 30, 2025 and the Effective Time that are in-force as of the Effective Time and (ii) remove the policies lapsed between June 30, 2025 and the Effective Time. The provisions of Section 2.04(a) of the Master Transaction Agreement shall apply mutatis mutandis to the updated version of Schedule D. Following the Parties’ agreement on the updated schedule, the Parties will attach such updated schedule to this Agreement as Schedule D, which updated schedule will replace Schedule D as originally attached to this Agreement.
Section 2.2.Insurance Contract Changes. Except (a) as agreed by the Reinsurer in advance in writing, (b) for any changes initiated by the applicable Policyholder of any Reinsured Contract pursuant to the terms of such Reinsured Contract or (c) for any changes mandated by any Governmental Authority or applicable Law, the Ceding Company shall not change the terms of any Reinsured Contract. This Section 2.2 shall not apply to any changes to Non-Guaranteed Elements, which shall be governed exclusively by Section 2.8.

Section 2.3.Liability. Subject to the terms and conditions of this Agreement, the Reinsurer’s liability under this Agreement shall attach as of the Effective Time and the Reinsurer’s Liability under this Agreement shall be subject in all respects to the same terms, rates and conditions as the Ceding Company, and, to the same modifications, alterations and cancellations of the Reinsured Contracts as the Ceding Company, the true intent of this Agreement being that the Reinsurer shall, subject to the terms and conditions of this Agreement, follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities.
Section 2.4.Indemnity Reinsurance. This Agreement is an indemnity coinsurance agreement solely between the Ceding Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Ceding Company shall be and shall remain the only Party hereunder that is liable to any insured, Policyholder, claimant or beneficiary under any policy reinsured hereunder.
Section 2.5.Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts.
Section 2.6.Reinstatements.
(a)If any Reinsured Contract that has lapsed is subsequently reinstated prior to the termination of this Agreement (i) in accordance with the reinstatement provisions of the contract, (ii) with the Reinsurer’s prior consent, (iii) as required by applicable Law or required by a Governmental Authority, or (iv) consistent with the Ceding Company’s past practice of giving policyholders a reasonable grace period, the reinsurance for such Reinsured Contract under this Agreement shall be reinstated automatically. The Ceding Company shall pay the Reinsurer the Quota Share of all amounts received by the Ceding Company in connection with the reinstatement of each such Reinsured Contract.
(b)With respect to any variable annuity contract issued by the Ceding Company prior to the Effective Time and of a type described in Schedule C-2 that lapsed prior to the Effective Time and is subsequently reinstated after the Effective Time and prior to the termination of this Agreement (i) in accordance with the reinstatement provisions of the contract, (ii) with the Reinsurer’s prior consent, (iii) as required by applicable Law or required by a Governmental Authority, or (iv) consistent with the Ceding Company’s past practice of giving policyholders a reasonable grace period, the reinsurance for such Reinsured Contract under this Agreement shall become effective automatically upon its reinstatement. In each case, the Ceding Company shall pay the Reinsurer, in connection with the effectiveness of the reinsurance hereunder with respect to any such reinstatement, an amount equal to (A) without duplication of amounts in clause (B), the sum of (w) [***], minus (if positive) or plus (if negative) (x) [***] minus (y) the Policy Loan Balance determined solely in respect of such Reinsured Contract; minus (z) the amount of Uncollected/Deferred Premiums determined solely in respect of such Reinsured Contracts, in each case, to the extent the calculation of the Initial Premium as finally determined and transferred to the Reinsurer did not reflect inclusion of the lapsed policy, plus (B) the Quota Share of all amounts received by the Ceding Company in connection with the reinstatement of such Reinsured Contract.
Section 2.7.Discovered In-Force Policies and Lapsed Policies.
(a)Subject to Section 2.7(b), if during the first six (6) months following the Closing Date either the Ceding Company or the Reinsurer discovers one or more policies, contracts or other evidences of insurance issued prior to the Effective Time and of the type described on Schedule C-2 as being included as a Reinsured Contract but was not included as a Reinsured Contract on Schedule D (a “Discovered Contract”), such Party shall promptly notify the other Party in writing of the existence of such Discovered Contract(s). If the aggregate number of Discovered Contracts (by policy count) identified during such six (6) month period following the Closing Date is less than [***]% of the aggregate number of Reinsured Contracts (by policy count) ceded as of the Effective Time, then each Discovered Contract identified during such six (6) month period shall be reinsured under this Agreement as a Reinsured Contract as described in this Section 2.7(a). The Ceding Company shall calculate, and the Parties shall mutually agree upon, the Discovered Contract Transfer Amount for all Discovered Contracts to be reinsured. The effective date with respect to the transfer of any Discovered Contract pursuant to this Section 2.7(a) shall be the Discovered Contract Transfer Time. With respect to any Discovered Contracts ceded pursuant to this Section 2.7(a), the Ceding Company shall transfer to the Trust Account cash and/or other Eligible Assets having a Fair Market Value equal to the Discovered Contract Transfer Amount within five (5) Business Days after the Parties’ agreement on the Discovered Contract Transfer Amount.
(b)If (i) the Ceding Company or the Reinsurer discovers any Discovered Contracts at any time on or after the day that is six (6) months after the Closing Date, or (ii) the aggregate number (by policy count) of Discovered Contracts identified by the Ceding Company during the six (6) month period following the Closing Date is greater than [***]% of the aggregate number (by policy count) of Reinsured Contracts ceded as of the Effective Time, then, in each case, the Reinsurer shall have the option, in its sole discretion, to determine whether to reinsure any such Discovered Contracts. In the event Reinsurer elects such option, the Parties will use reasonable best efforts and reasonably cooperate to develop and implement an agreement to transfer such Discovered Contracts, including with respect to the amounts and assets to be transferred.
(c)If, at any time following the Closing Date, either the Ceding Company or the Reinsurer finds that a policy listed on Schedule D had terminated prior to the Effective Time (a “Terminated Contract”), such Party shall promptly notify the other Party in writing of the existence of such Terminated Contract. Any Terminated Contract discovered during such period shall be deemed to be removed from Schedule D. The Ceding Company shall calculate, and the Parties shall mutually agree upon, the Terminated Contract Transfer Amount for such Terminated Contract. With respect to any Terminated Contract, the Reinsurer shall transfer to the Ceding Company cash and/or other Eligible Assets having a Fair Market Value equal to the Terminated Contract Transfer Amount within five (5) Business Days of the Parties’ agreement on the Terminated Contract Transfer Amount. The effective date with respect to the transfer of any Terminated Contract pursuant to this Section 2.7(c) shall be the date assets in the relevant amount in respect thereof are transferred to the Ceding Company.
Section 2.8.Non-Guaranteed Elements. From and after the Closing Date, the Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the Reinsured Contracts, applicable Law, Actuarial Standards of Practice promulgated by the Actuarial Standards Board governing redetermination of non-guaranteed charges and the Ceding Company’s policy relating to Non-Guaranteed Elements set forth on Schedule S. The Ceding Company shall fully consider any such recommendations with respect to the setting of Non-Guaranteed Elements and act reasonably and in good faith in determining whether any such recommendations should be accepted and shall not unreasonably delay implementation of any such recommendations so long as such recommendations comply with the written terms of the Reinsured Contracts, applicable Law, Actuarial Standards of Practice promulgated by the Actuarial Standards Board governing redetermination of non-guaranteed charges and the requirements set forth on Schedule S. If the Ceding Company fails to implement such recommendations, it shall promptly notify the Reinsurer in writing thereof. The Ceding Company shall (a) consult with the Reinsurer periodically on the setting of Non-Guaranteed Elements prior to making any material changes thereto and (b) other than as set forth in this Section 2.8 or otherwise required by applicable Law, set Non-Guaranteed Elements in a manner consistent in all material respects with the manner in which the Ceding Company set non-guaranteed elements with respect to the Reinsured Contracts immediately prior to the Effective Time and the requirements set forth on Schedule S.
Section 2.9.Retrocession.
(a)The Reinsurer may retrocede the Reinsured Risks (i)  to insurance companies that are Subsidiaries of the Guarantor with an RBC Ratio of [***]% (or, subject to Section 2.9(c), an equivalent capital adequacy ratio) or higher at the time of such retrocession, (ii) so long as Apollo Global Management, Inc. and its Affiliates continue to hold, directly or indirectly, at least ten percent (10%) of the equity of the Reinsurer, Subsidiaries of Athene Holding Ltd., in each case, with an RBC Ratio of [***]% (or, subject to Section 2.9(c), an equivalent capital adequacy ratio) or higher at the time of such retrocession or (iii) with the prior written consent of the Ceding Company (such consent not to be unreasonably withheld, conditioned or delayed, it being agreed and acknowledged by the Parties that it would not be unreasonable for the Ceding Company to withhold its consent to any retrocession if the Retrocessionaire has not agreed to include in its retrocession agreement with the Reinsurer all of the provisions in Section 2.11(b) as if such Retrocessionaire was an Affiliate Retrocessionaire); provided, that, with respect to any retrocession pursuant to clause (i) or (ii), the Reinsurer shall retain, net and unreinsured or retroceded, at least ten percent (10%) of the General Account Liabilities with respect to each Reinsured Contract and with respect to any other retrocessions, the Reinsurer shall retain, net and unreinsured or retroceded, at least ten percent (10%) of the General Account Liabilities with respect to each Reinsured Contract. The Reinsurer shall cause any Retrocessionaire with respect to Reinsured Contracts to agree not to further retrocede the Reinsured Risks to another party without the Ceding Company’s prior written consent, and shall use its reasonable best efforts to enforce such agreement.
(b)Except as set forth in this Section 2.9, the Reinsurer may not retrocede or otherwise transfer all or any portion of the Reinsured Risks. For the avoidance of doubt, no retrocession by the Reinsurer of any Reinsured Risks shall relieve the Reinsurer of any of its obligations under this Agreement or the Trust Agreement.
(c)For Retrocessionaires that are not domiciled in the U.S., the RBC Ratio requirements in this Section 2.9 shall refer to equivalent capital adequacy ratios determined under the laws of such Retrocessionaire’s jurisdiction of domicile as mutually agreed by the Parties prior to any such retrocession.
Section 2.10.Separate Accounts. Notwithstanding anything contained in this Agreement to the contrary, for each of the Reinsured Contracts that relate to the Separate Account Liabilities, the amount invested on a variable basis in accordance with the terms of such Reinsured Contracts shall be held by the Ceding Company in the Separate Accounts, and Premiums with respect to such Reinsured Contracts shall be deposited in the Separate Accounts to the extent required to be deposited therein by the terms of such Reinsured Contracts. From and after the Closing Date, the Ceding Company shall retain and own all assets contained in the Separate Accounts and shall hold the Separate Account Reserves with respect to the Reinsured Contracts that are funded, in whole or in part, by one or more of the Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with the Ceding Company Domiciliary State SAP. For each Reinsured Contract that relates to the Separate Account Liabilities, the Reinsurer shall deposit, shall cause to be deposited, or shall transfer to the Ceding Company for deposit any additional amounts required to be deposited into the Separate Accounts after the Closing Date pursuant to the terms of the applicable Reinsured Contract, in each case, except to the extent that such amounts have been previously paid (or provided for) pursuant to the Net Settlement, and all amounts to be paid with respect to surrenders, annuitization payments, death benefits, compensation or any other amounts with respect to such Reinsured Contracts that by the terms of such Reinsured Contracts contemplate payment from the Separate Accounts (the “Separate Account Liabilities”) shall be paid out of the Separate Accounts to the extent so contemplated. For the avoidance of doubt, Separate Account Liabilities include MVA Option Liabilities and exclude any Excluded Liabilities. As of the Closing Date, the Parties will record on their respective books and records an initial modco reserve adjustment to the extent necessary to reflect the cession of the Separate Account Liabilities hereunder on a modified coinsurance basis.
Section 2.11.Risk Management.
(a)During the term of this Agreement, the Reinsurer shall implement a risk management policy consistent with the principles agreed by the Parties and set forth on Schedule G-1 (the “Risk Management Policy”). Following the Closing Date, the Reinsurer shall have the right to make changes to the Risk Management Policy; provided, that, without the Ceding Company’s prior written consent, such changes may not, individually or in the aggregate, reduce in any material respect the protections afforded to the Ceding Company by the Risk Management Policy in effect as of the Closing Date (it being agreed and acknowledged by the Parties that any changes to Section 1 of Schedule G-1 (titled Specific Risk Controls Added in Respect of the Agreement), including any of the shock scenarios or the modeling methodology with which the shock scenarios are run, would materially reduce the protections afforded to the Ceding Company by the Risk Management Policy); provided, further, that (i) the Ceding Company’s consent shall not be unreasonably withheld, conditioned or delayed during any period during which the sum of (A) the Separate Account Reserves and (B) the Ceding Company Statutory Reserves is less than [***] and (ii) the Ceding Company’s consent shall not be required for changes to the Risk Management Policy during any period during which the sum of (A)(x) the Separate Account Reserves and (y) the Ceding Company Statutory Reserves plus (B) (x) the Separate Account Reserves (as defined in the New York Reinsurance Agreement) and (y) the Ceding Company Statutory Reserves (as defined in the New York Reinsurance Agreement is less than [***] . No later than thirty (30) calendar days after the end of each calendar quarter, the Reinsurer shall provide to the Ceding Company a report substantially in the form attached as Schedule O hereto (a “Quarterly Risk Management Report”) that (i) demonstrates to the reasonable satisfaction of the Ceding Company the effectiveness of the Reinsurer’s Risk Management Policy (A) during the preceding calendar quarter and (B) with respect to the occurrence of the capital markets and interest rate scenarios set forth in Schedule G-1 assuming the occurrence of such scenarios during the calendar quarter in which the report is provided and (ii) includes a certification from the Reinsurer that (A) the Reinsurer is in compliance in all material respects with its then-current Risk Management Policy and (B) such Risk Management Policy provides in all material respects the same protections afforded to the Ceding Company by the Risk Management Policy in effect as of the Closing Date. In addition, the Reinsurer shall provide written notice to the Ceding Company at any time that the Reinsurer fails to comply in any material respect with its Risk Management Policy within two (2) Business Days after it becomes aware of such failure. The Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the Reinsurer’s Risk Management Policy or any Quarterly Risk Management Report.
(b)The Reinsurer shall cause each retrocession agreement pursuant to which the Reinsurer retrocedes any Reinsured Risks with respect to Reinsured Contracts to an Affiliate Retrocessionaire permitted under Section 2.9(a) to include provisions (i) that require such Affiliate Retrocessionaire to comply with the then-current Risk Management Policy with respect to the Reinsured Risks reinsured by such Affiliate Retrocessionaire; (ii) to deliver to the Ceding Company (A) Quarterly Risk Management Reports with respect to such Affiliate Retrocessionaire’s derivatives portfolio and (B) written notices of non-compliance by the Affiliate Retrocessionaire with the then-current Risk Management Policy, in each case of (A) and (B), in accordance with the requirements in Section 2.11(a) and (iii) to give the Ceding

Company third-party beneficiary rights under the retrocession agreement to enforce any breach by such Affiliate Retrocessionaire of the provisions in clauses (i) and (ii) of this paragraph (b) above.
Section 2.12.[***].
Section 2.13.Existing Ceded Reinsurance.
(a)This Agreement is written net of the Existing Ceded Reinsurance actually collected by the Ceding Company; however, the Reinsurer agrees to reimburse the Ceding Company for all Reinsured Liabilities, calculated without regard to the reduction for the Existing Ceded Reinsurance, in consideration for the Reinsurer’s rights to the Existing Ceded Reinsurance Recoveries pursuant to Section 3.2. As part of the Reinsured Liabilities, the Reinsurer shall reimburse the Ceding Company for the Quota Share of all premiums and other amounts, if any, due under the Existing Ceded Reinsurance Agreements (“Existing Ceded Reinsurance Premium”) to the extent such amounts are included as General Account Liabilities hereunder. Subject to the Ceding Company’s compliance with the administration obligations set forth in this Agreement, including the last sentence of this Section 2.13(a), the Reinsurer shall bear all risk of collecting amounts due under the Existing Ceded Reinsurance Agreements. The Ceding Company shall use reasonable best efforts to collect all amounts payable to the Ceding Company under the Existing Ceded Reinsurance Agreements; provided, however, that the Reinsurer has no obligation to commence any Action to collect such amounts unless the Reinsurer agrees in writing to indemnify and hold harmless the Ceding Company from all costs and expenses incurred by the Ceding Company in connection with such Action.
(b)From and after the Closing Date, except as otherwise required to comply with applicable Law, the Ceding Company shall not amend, terminate, recapture, waive any material rights under, or agree to any (i) increase in reinsurance premiums or reduction in allowances under, (ii) reduction in coverage under, or (iii) non-renewal, termination or recapture of, any Existing Ceded Reinsurance Agreement or enter into any new reinsurance agreement that would constitute an Existing Ceded Reinsurance Agreement without the Reinsurer’s prior written consent. Any such amendment, termination, recapture or waiver to any Existing Ceded Reinsurance Agreement that is made by the Ceding Company in violation of this Section 2.13(b) shall be disregarded for purposes of this Agreement, and the reinsurance hereunder will continue as if such amendment, termination, recapture or waiver had not been made, and any recoveries that would have been payable under such Existing Ceded Reinsurance Agreement if such amendment, termination, recapture or waiver had not been made under such Existing Ceded Reinsurance Agreements shall be deemed collected by the Ceding Company. For the avoidance of doubt, the Parties agree and acknowledge that amendments, terminations, recaptures, waivers, increases in reinsurance premium, reductions in allowances or reductions in coverages that can be made unilaterally by the applicable reinsurer under any Existing Ceded Reinsurance Agreement without the consent of the Ceding Company shall not require the Reinsurer’s prior written consent. The Ceding Company shall promptly forward the Reinsurer all material notices, reports and other communications with respect to the Existing Ceded Reinsurance Agreements, including any communications involving (i) any intention to modify, amend or effect any changes whatsoever relating to such Existing Ceded Reinsurance Agreement, regardless of whether such Ceding Company has a related consent right over such proposed modification, amendment or change or (ii) a dispute with any reinsurer under an Existing Ceded Reinsurance Agreement.
(c)The Quota Share of all liabilities ceded under the terms of any Existing Ceded Reinsurance Agreement, as shall be terminated or recaptured or as may be reduced or altered to reflect any amendment of such Existing Ceded Reinsurance Agreement, in each case, made in accordance with this Agreement and such Existing Ceded Reinsurance Agreement, shall be ceded automatically hereunder to the Reinsurer without any further action, subject to the receipt by the Reinsurer, concurrently with such termination or recapture, of the Quota Share of any Existing Ceded Reinsurance Recoveries resulting from any such termination or recapture, including any reserve transfer or similar transfer or settlement amount received by the Ceding Company from the applicable reinsurer and any amounts released to the Ceding Company from funds withheld accounts, modified coinsurance accounts or otherwise, in each case to the extent related to the Reinsured Contracts. The Reinsurer shall pay, or reimburse the Ceding Company for, the Quota Share of any resulting special transfer or recapture fee incurred by the Ceding Company as provided for under the terms of the recapture or termination agreements or instruments for such Existing Ceded Reinsurance Agreements provided such termination or recapture is made in accordance with this Agreement.
Section 2.14.[***].
ARTICLE III.

PAYMENTS; ADDITIONAL CONSIDERATION
Section 3.1.Initial Reinsurance Premium.
(a)As initial consideration for the Reinsurer entering into this Agreement (the “Initial Premium”), the Reinsurer shall be entitled to cash and/or Eligible Assets valued in accordance with Section 2.03 of the Master Transaction Agreement equal to [***].
(b)On the Closing Date, pursuant to Section 2.03 of the Master Transaction Agreement and as set forth in the Estimated Closing Statement delivered thereunder, the Ceding Company shall transfer to the Trust Account, on behalf of the Reinsurer, Transferred Assets having an aggregate Fair Market Value equal to the Estimated Initial Premium.
(c)On the Closing Date, pursuant to Section 3.10(a) and as set forth in the Estimated Closing Statement, the Ceding Company shall allocate to the MVA Modco Account the MVA Assets as mutually agreed by the Parties having an aggregate Statutory Book Value equal to the Initial MVA Allocation Amount.
(d)To the extent required pursuant to Section 2.03 of the Master Transaction Agreement, on the Closing Date, the Reinsurer shall deposit Eligible Assets into the Trust Account.
(e)As initial consideration for the Ceding Company entering into this Agreement, the Reinsurer shall pay to the Ceding Company the Texas Ceding Commission. The Parties acknowledge and agree that the Reinsurer’s obligation to pay the Texas Ceding Commission to the Ceding Company shall be satisfied by reflecting such amount in the calculation of the Initial Premium.
(f)Each of the Initial Premium, Transferred Assets, Transferred Asset Value, Initial Aggregate Required Balance, Initial Trust Account Required Balance, Texas Ceding Commission and Adjusted Texas Ceding Commission will be estimated, determined and/or paid in accordance with Article II of the Master Transaction Agreement.
(g)The Ceding Company and the Reinsurer agree that the Existing IMR Amount and the Transaction IMR Amount shall be calculated by the Ceding Company and ceded to the Reinsurer and the Ceding Company shall have no obligation to maintain any net IMR related to any Existing IMR Amount, Transaction IMR Amount or any other IMR Amount.

(h)The Ceding Company and the Reinsurer agree that all cash flow testing reserves in respect of the Reinsured Contracts shall be ceded to the Reinsurer and the Ceding Company shall have no obligation to maintain any cash flow testing reserves in respect of the Reinsured Contracts.
Section 3.2.Additional Consideration. As additional consideration for the Reinsurer entering into this Agreement, the Reinsurer shall be entitled to the Quota Share of the following amounts (without duplication) received at or after the Effective Time by the Ceding Company (the “Additional Consideration”):
(a)Premiums;
(b)Existing Ceded Reinsurance Recoveries;
(c)(i) mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately for the Reinsured Contracts collected or collectible by the Ceding Company, and any other charges, fees, and similar amounts received or receivable by the Ceding Company from the Separate Accounts with respect to the Reinsured Contracts, (ii) all revenue sharing fees, service fees, distribution fees and other amounts received by the Ceding Company or any of its Affiliates under the Investment Option Agreements to the extent attributable to the Reinsured Contracts, including amounts received pursuant to a plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended but excluding amounts received by the Ceding Company or any of its Affiliates from any variable investment trust or variable investment fund or series thereof (each a “Fund”) or its Affiliates solely to the extent such amounts constitute reimbursement for costs and expenses and are payments made in addition to the basis point fees expressly provided for in the Investment Option Agreements (collectively, “Investment Option Agreement Fees”), (iii) [***], (iv) [***] and (v) all other similar amounts received by the Ceding Company with respect to the Reinsured Contracts (other than those described in (i), (ii), (iii) or (iv) or with respect to Excluded Liabilities) (collectively, the “Separate Account Charges”) in each case of (i) through (iv), excluding Separate Account Charges accrued prior to the Effective Time to the extent related to periods prior to the Effective Time; and
(d)all amounts that are transferrable from the Separate Accounts to the general account of the Ceding Company in respect of the Reinsured Contracts.
Section 3.3.Net Settlement.
(a)During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Weekly Accounting Period (the “Weekly Net Settlement”) shall be calculated by the Ceding Company, and a statement setting forth details of such calculation (the “Weekly Settlement Statement”) in the form as set forth as Exhibit 1 shall be delivered by the Ceding Company to the Reinsurer within four (4) Business Days following the end of such Weekly Accounting Period. If the amount of the Weekly Net Settlement for such Weekly Accounting Period is positive, the Ceding Company shall pay such amount in cash to the Reinsurer within six (6) Business Days following the end of such Weekly Accounting Period. If the amount of the Weekly Net Settlement for such Weekly Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount in cash to the Ceding Company within six (6) Business Days following the end of such Weekly Accounting Period.
(b)The Weekly Net Settlement with respect to each Weekly Accounting Period shall be an amount equal to the following:

(i)the Quota Share of the components of the Additional Consideration set forth in the Weekly Settlement Statement set forth as Exhibit 1 received by the Ceding Company during such Weekly Accounting Period; minus
(ii)the Flow Business Ceding Commission in respect of such Weekly Accounting Period; minus
(iii)the Quota Share of the components of the Reinsured Liabilities set forth in the Weekly Settlement Statement set forth as Exhibit 1 paid by the Ceding Company during such Weekly Accounting Period; plus
(iv)the Quota Share of the components of the Reinsured Liabilities set forth in the Weekly Settlement Statement set forth as Exhibit 1 paid by the Ceding Company with assets in the Designated Administrative Account during such Weekly Accounting Period.
(c)During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Monthly Accounting Period (the “Monthly Net Settlement” and together with the Weekly Net Settlement, a “Net Settlement”) shall be calculated by the Ceding Company, and a statement setting forth details of such calculation (the “Monthly Settlement Statement”) in the form as set forth as Exhibit 1 shall be delivered by the Ceding Company to the Reinsurer (i) in a preliminary form, no later than five (5) Business Days following the end of such Monthly Accounting Period and (ii) in final form, no later than ten (10) Business Days following the end of such Monthly Accounting Period. If the amount of the Monthly Net Settlement for such Monthly Accounting Period is positive, the Ceding Company shall pay such amount in cash to the Reinsurer within five (5) Business Days of its delivery of the final Monthly Settlement Statement for such period to the Reinsurer; provided that, during a FMV Triggering Event or Recapture Triggering Event caused by the Reinsurer’s failure to timely fund the Trust Account in accordance with terms of this Agreement, the Ceding Company may deposit such amount in cash to the Trust Account in lieu of making payment to the Reinsurer. If the amount of the Monthly Net Settlement for such Monthly Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount in cash to the Ceding Company within five (5) Business Days of its receipt of the final Monthly Settlement Statement for such period.
(d)The Monthly Net Settlement with respect to each Monthly Accounting Period shall be an amount equal to the following:
(i)the Quota Share of the Additional Consideration received by the Ceding Company during such Monthly Accounting Period; minus
(ii)the Flow Business Ceding Commission in respect of such Monthly Accounting Period; minus
(iii)the Quota Share of the Reinsured Liabilities paid by the Ceding Company during such Monthly Accounting Period; plus
(iv)the Quota Share of the Reinsured Liabilities paid by the Ceding Company with assets in the Designated Administrative Account during such Monthly Accounting Period; minus

(v)the Expense Allowances for such Monthly Accounting Period, minus
(vi)[***]; minus
(vii)[***]; minus
(viii)the MVA Modco Cash Settlement in respect of such Monthly Accounting Period; minus
(ix)the MVA Modco Investment Expenses in respect of such Monthly Accounting Period; minus
(x)the aggregate Weekly Net Settlements paid during such Monthly Accounting Period.
Section 3.4.Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such overdue payment at the Interest Rate until settlement is made. For purposes of this Section 3.4, a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision.
Section 3.5.Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Ceding Company would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.
Section 3.6.Offset. Except as otherwise provided under applicable Law, any undisputed debits or credits incurred between the Parties on and after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and shall be set off or recouped, and only the net balance shall be allowed or paid. In the event of any liquidation, insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer (an “Insolvency”), the rights of offset and recoupment set forth in this Section 3.6 shall apply to the fullest extent permitted by applicable Law.
Section 3.7.Premium Taxes. For each Monthly Accounting Period, the Parties shall cooperate and provide the other with information regarding Allocated Premium Taxes which is reasonably necessary to calculate the Monthly Net Settlement.
Section 3.8.Reports from the Reinsurer.
(a)Each calendar month, the Reinsurer shall provide to the Ceding Company, by the relevant Capital Reporting Deadline, a calculation of the RBC Ratio of the Reinsurer as of the last day of the immediately preceding calendar month, (x) with respect to months other than the last month of a calendar year, based on the Reinsurer’s good faith estimate using, to the extent any factors are not reasonably available, amounts based on reasonable estimation and annualization and (y) with respect to the last month of a calendar year, as calculated by the Reinsurer. In addition, if the RBC Ratio of the Reinsurer as of any calendar month-end is below the amount described in clause (a) or clause (b), as applicable, of the definition of “FMV

Triggering Event” herein and has been cured, the Reinsurer shall provide to the Ceding Company evidence that such shortfall has been cured by the applicable Capital Reporting Deadline. Each such calculation shall include reasonable supporting detail with respect to such calculation. In the event that the Reinsurer fails to provide an RBC Ratio calculation when required pursuant to this Section 3.8(a) within five (5) Business Days after receipt by the Reinsurer of written notice of such failure from the Ceding Company (such written notice not to be provided prior to the applicable Capital Reporting Deadline), the RBC Ratio of the Reinsurer shall be deemed to be less than the RBC Ratio set forth in clause (a) or clause (b) of the definition of “FMV Triggering Event”; provided that if the Reinsurer has not cured such failure within ten (10) Business Days after receipt of such written notice from the Ceding Company, the RBC Ratio of the Reinsurer shall be deemed to be less than the RBC Ratio set forth in clause (a) or clause (b) of the definition of “Recapture Triggering Event”.
(b)Each calendar month, the Reinsurer shall cause each Affiliate Retrocessionaire to provide to the Ceding Company, by the relevant Capital Reporting Deadline, a calculation of the RBC Ratio of such Affiliate Retrocessionaire (or equivalent capital adequacy ratio of such Affiliate Retrocessionaire as mutually agreed by the Parties) as of the last day of the immediately preceding calendar month, (x) with respect to months other than the last month of a calendar year, based on the Affiliate Retrocessionaire’s good faith estimate using, to the extent any factors are not reasonably available, amounts based on reasonable estimation and annualization and (y) with respect to the last month of a calendar year, as calculated by the Affiliate Retrocessionaire. In addition, if the RBC Ratio (or equivalent capital adequacy ratio of such Affiliate Retrocessionaire as mutually agreed by the Parties) of any Affiliate Retrocessionaire as of any calendar month-end is below the amount described in clause (a) or clause (b), as applicable, of the definition of “FMV Triggering Event” herein and has been cured, the Reinsurer shall provide to the Ceding Company evidence that such shortfall has been cured by the applicable Capital Reporting Deadline. Each such calculation shall include reasonable supporting detail with respect to such calculation. In the event that an Affiliate Retrocessionaire fails to provide any calculation as and when required pursuant to this Section 3.8(b) within five (5) Business Days after receipt of written notice of such failure from the Ceding Company (such written notice not to be provided prior to the applicable Capital Reporting Deadline), the RBC Ratio (or equivalent capital adequacy ratio of such Affiliate Retrocessionaire as mutually agreed by the Parties) of such Affiliate Retrocessionaire shall be deemed to be less than the RBC Ratio (or equivalent capital adequacy ratio of such Affiliate Retrocessionaire as mutually agreed by the Parties) set forth in clause (a) or clause (b) of the definition of “FMV Triggering Event,” provided that in the event that such Affiliate Retrocessionaire has not cured such failure within ten (10) Business Days after receipt by the Reinsurer of such written notice from the Ceding Company, the RBC Ratio of such Affiliate Retrocessionaire shall be deemed to be less than the RBC Ratio (or equivalent capital adequacy ratio of such Affiliate Retrocessionaire as mutually agreed by the Parties) as forth in clause (a) or clause (b) of the definition of “Recapture Triggering Event”.
(c)The Reinsurer shall provide written notice to the Ceding Company of the occurrence of any FMV Triggering Event or Recapture Triggering Event within two (2) Business Days after it becomes aware of such occurrence. In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether a FMV Triggering Event or Recapture Triggering Event has occurred or is likely to occur.
(d)At the Ceding Company’s request, the Reinsurer shall provide to the Ceding Company (i) a copy of the Reinsurer’s annual and quarterly Statutory Financial Statement and a copy of its annual audited Statutory Financial Statements, along with the audit report thereon and (ii) for each Affiliate Retrocessionaire to which the Reinsurer retrocedes any Reinsured Risks, a copy of the annual and quarterly Statutory Financial Statements and a copy of the annual audited Statutory Financial Statements of such Affiliate Retrocessionaires, along with the audit report thereon (or comparable financial statements if the Affiliate Retrocessionaire is a non-U.S. insurer).
(e)The Reinsurer shall deliver to the Ceding Company the information set forth on Schedule M-2 in accordance with the scope and timeframes set forth therein.
(f)The Reinsurer shall provide to the Ceding Company the Unamortized IMR balances and related amortization schedules no later than ten (10) Business Days following the end of each calendar quarter or, following the occurrence of an FMV Triggering Event or a Recapture Triggering Event, the end of each calendar month reflecting performance attribution from the immediately prior quarter end or month end, as applicable.
(g)The Reinsurer shall deliver to the Ceding Company such other information that is reasonably requested by the Ceding Company, reasonably related to the assets held in the Trust Account or hedge performance and is not unduly burdensome to the Reinsurer (including, without limitation, a full data file of the assets held in the Trust Account to enable the Ceding Company to verify if such assets are in compliant with the Investment Guidelines or otherwise constitute Eligible Assets); provided, that the Ceding Company shall reimburse the Reinsurer for the Reinsurer’s reasonable out-of-pocket costs and expenses related to the provision of such other information. In the event the Ceding Company’s request for such other information is unduly burdensome to the Reinsurer, the Parties agree to discuss alternative means by which the Ceding Company may be able to obtain such information.
(h)At the Ceding Company’s reasonable request, the Reinsurer shall meet with the Ceding Company and its Representatives upon reasonable notice and during business hours and for a reasonable period of time (but no more than once per calendar quarter in the absence of the continuation of a FMV Triggering Event), and, subject to applicable Law, will provide to the Ceding Company additional financial and operational materials, as well as access to the Reinsurer’s senior financial officers, provided such access shall not unreasonably interfere with the conduct of the business of the Reinsurer, designed to provide to the Ceding Company a comprehensive perspective on (i) the Reinsurer’s or any Affiliate Retrocessionaire’s then-current financial condition and continuing creditworthiness, (ii) the Reinsurer’s Risk Management Policy and (iii) the Reinsurer’s valuation and other information requested by the Ceding Company with respect to the assets held in the Trust Account. In connection therewith and without limiting the foregoing, the Reinsurer shall provide the Ceding Company with reasonable, non-confidential information with respect to (A) the Reinsurer’s entry into any reinsurance or retrocession agreement with a ceding company with respect to which the initial ceded general account reserves or the initial assets transferred to the Reinsurer are in excess of [***] dollars and (B) the recapture of any reinsurance or retrocession agreement to which the Reinsurer is a party as a result of the Reinsurer’s nonpayment of amounts due thereunder or the financial condition of the Reinsurer, in each case, within a reasonable time period (but not more than [***]) following any such entry or recapture. Nothing herein shall (x) require the Reinsurer to disclose any information to the Ceding Company or its Representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any applicable Law or any contract (including any confidentiality agreement to which the Reinsurer or any of its Affiliates is a party); it being understood that the Reinsurer shall use its reasonable best efforts to enable such information to be furnished or made available to the Ceding Company or its Representatives without so jeopardizing privilege or contravening such applicable Law (including redacting information or entering into joint defense agreements with the Ceding Company on mutually agreeable terms) or (y) require the Reinsurer to disclose its Tax records or any personnel or related records (except with respect to Premium Taxes and other Taxes expressly covered by this Agreement).

(i)For the avoidance of doubt, any report or other item required to be delivered during the continuation of a FMV Triggering Event shall also be required to be delivered during the continuation of a Recapture Triggering Event.
Section 3.9.Reports from the Ceding Company.
(a)The Ceding Company shall deliver to the Reinsurer (i) the information set forth on Schedule M-1 in accordance with the scope and timeframes set forth therein and (ii) such other information that is reasonably requested by the Reinsurer, reasonably related to the Reinsured Risks and is not unduly burdensome to the Ceding Company; provided, that the Reinsurer shall reimburse the Ceding Company for the Ceding Company’s reasonable out-of-pocket costs and expenses related to the provision of such other information. In the event the Reinsurer’s request for such other information is unduly burdensome to the Ceding Company, the Parties agree to discuss alternative means by which the Reinsurer may be able to obtain such information.
(b)No later than thirty (30) calendar days following the end of each calendar quarter following the occurrence of an FMV Triggering Event or a Recapture Triggering Event, the Ceding Company shall deliver to the Reinsurer a report (the “AAT Reserves Report”) setting forth (i) the Ceding Company’s calculation of the AAT Reserves as of the end of such calendar quarter (or with respect to the first calendar quarter following the occurrence of an FMV Triggering Event or a Recapture Triggering Event, the Ceding Company’s latest available calculation of the AAT Reserves, which may be as of the end of the prior calendar year), including reasonable supporting detail with respect thereto and (ii) a certification from the Appointed Actuary of the Ceding Company certifying that the AAT Reserves were determined based upon reasonable assumptions and in accordance with SAP and the terms and conditions of this Agreement. The Reinsurer shall have forty-five (45) calendar days following its receipt of the AAT Reserves Report to evaluate the AAT Reserves and the assumptions and methodologies used by the Ceding Company with respect thereto. If the Reinsurer disagrees with calculation of the AAT Reserves or any component thereof, it shall provide the Ceding Company with the Reinsurer’s calculation of the AAT Reserves, including reasonable supporting detail, prior to the expiration of such 45-calendar day period. If the Parties are unable to agree to the calculation of the AAT Reserves, it shall be determined in accordance with Section 7.7(h).
Section 3.10.MVA Modco Account.
(a)On the Closing Date, the Ceding Company shall establish a modified coinsurance account (the “MVA Modco Account”) and allocate thereto MVA Assets having, in aggregate, a Statutory Book Value equal to the Initial MVA Allocation Amount. For greater clarity, the MVA Modco Account shall be an account established by the Ceding Company within the MVA Separate Account, to which the MVA Assets shall be credited. The Ceding Company will maintain the MVA Modco Account and will retain, control and own all MVA Assets.
(b)With respect to each Monthly Accounting Period, the Ceding Company shall calculate the cash settlement in respect of the MVA Modco Account for such Monthly Accounting Period (each, a “MVA Modco Cash Settlement”) in an amount equal to:
(i)the MVA Reserves as of the end of such Monthly Accounting Period; minus
(ii)the MVA Modco Account Balance as of the end of such Monthly Accounting Period.

(c)If any MVA Modco Cash Settlement is positive, such amount shall be credited to the Ceding Company in accordance with Section 3.3(c) and the Ceding Company shall deposit cash into the MVA Modco Account equal to such MVA Modco Cash Settlement. If any MVA Modco Cash Settlement is negative, the Ceding Company shall withdraw from the MVA Modco Account cash equal to the absolute value of such amount, or, solely to the extent there is insufficient cash in the MVA Modco Account at such time to satisfy such withdrawal in cash, sell or otherwise liquidate MVA Assets that are mutually agreed between the Ceding Company and the Reinsurer to generate sufficient cash to satisfy such withdrawal and the absolute value of such amount shall be credited to the Reinsurer in accordance with Section 3.3(c).
(d)The Parties acknowledge and agree that, upon the maturity of any MVA Asset, the proceeds thereof shall be held in cash or re-invested in assets as mutually agreed to by the Parties, in each case to be held in the MVA Modco Account. With respect to each Monthly Accounting Period, the Reinsurer shall pay to the Ceding Company a fee in connection with Ceding Company’s investment management expenses (the “MVA Modco Investment Expenses”) in an amount equal to [***]. The MVA Modco Investment Expenses shall be paid as part of the Monthly Net Settlements pursuant to Section 3.3(c).
ARTICLE IV.

ADMINISTRATION
Section 4.1.Administration.
(a)The Ceding Company shall remain responsible for providing the administration of the Reinsured Contracts and the Existing Ceded Reinsurance Agreements. The Ceding Company may continue to subcontract or assign such responsibility to any Affiliate of the Ceding Company or any third party to which it subcontracts or assigns such responsibility on the date hereof, or enter into new subcontracting or assignment arrangements after the date hereof with any Affiliate of the Ceding Company or any third party, so long as the Ceding Company remains liable to the Reinsurer for the acts of any such subcontractor or assignee as if the Ceding Company was performing such administration itself. The Ceding Company shall not engage any new third party subcontractor after the date hereof to perform any Specified Administrative Service in respect of the Reinsured Contracts without the prior written consent of the Reinsurer (which consent shall not be unreasonably withheld, conditioned or delayed).
(b)The Ceding Company shall have full authority to determine liability on any Reinsured Liabilities reinsured hereunder and may pay or settle such liabilities as it deems appropriate; provided, that the Ceding Company, and each of its subcontractors and assignees authorized pursuant to Section 4.1(a), acts in accordance with the terms and conditions of this Agreement.
Section 4.2.Current Practices. The Ceding Company shall not change, alter or otherwise compromise, and shall not allow any subcontractor to change, alter or otherwise compromise, its claims paying or administrative practices with respect to the Reinsured Contracts in a manner that is reasonably expected to adversely impact the Reinsurer or increase the Reinsurer’s liability hereunder in any material respect without the prior written consent of the Reinsurer. At the reasonable request of the Reinsurer, the Ceding Company shall provide to the Reinsurer information relating to any changes, alterations or compromises with respect to the Ceding Company’s claims paying or administrative practices that do not require the Reinsurer’s consent under this Section 4.2.

Section 4.3.Performance Standards.
(a)The Ceding Company shall perform the services it is required to provide pursuant to Section 4.1 (i) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances; (ii) using a standard of care and policies and procedures generally that are, in the aggregate, at least as stringent as that employed by the Ceding Company with respect to the Reinsured Contracts during the one (1)-year period immediately preceding the Effective Time; and (iii) in all material respects in accordance with the terms and conditions of the Reinsured Contracts and applicable Laws, including the maintenance by the Ceding Company of all permits from Governmental Authorities necessary to perform the administration contemplated by this Article IV.
(b)[***].
Section 4.4.Expense Allowance. For each Monthly Accounting Period, the Reinsurer shall pay to the Ceding Company an amount equal to the Expense Allowances for such Monthly Accounting Period in consideration for the administration of the Reinsured Contracts. Such amounts shall be paid as part of the Monthly Net Settlements pursuant to Section 3.3(c).
Section 4.5.Designated Administrative Account. In accordance with the provisions set forth in Section 7.6, the Ceding Company may request the Reinsurer to withdraw cash and cash equivalents maintained in the Trust Account on a monthly basis in an amount determined by the Ceding Company up to the Monthly Funding Limit, and transfer such cash and cash equivalents to the Designated Administrative Account. As soon as reasonably practicable following its receipt of such request, the Reinsurer shall withdraw such amounts from the Trust Account and transfer such amounts to the Ceding Company; provided, however, that if the Reinsurer fails to transfer such amounts within three (3) Business Days following its receipt of such request or, during the continuation of a FMV Triggering Event, the Ceding Company may directly withdraw such amounts from the Trust Account. The funds in the Designated Administrative Account may be used by the Ceding Company at any time to pay General Account Liabilities. Such amounts shall be withdrawn in accordance with the terms of the Trust Agreement. If, following the Closing Date, the Ceding Company elects to fund the Designated Administrative Account, following reasonable written notice thereof from the Ceding Company to the Reinsurer, the Reinsurer shall provide for sufficient cash and cash equivalents in the Trust Account on a monthly basis for such purpose.
Section 4.6.Producers; Selling and Other Agreements.
(a)The Ceding Company shall not, and shall cause its Affiliates not to, modify, terminate, amend, or waive in any material respect (i) any of its or their rights or obligations under any agreement or portion thereof between it or any of its Affiliates, on the one hand, and any Producer who has solicited, sold, marketed, produced or serviced any of the Reinsured Contracts, on the other hand, to the extent such modification, termination, amendment or waiver would be expected to have in the aggregate (considering all positive and adverse effects thereof) a non-de minimis adverse impact on the Reinsurer’s liability hereunder for commissions or other compensation to Producers; (ii) any of its or their rights or obligations under any agreement between it or any of its Affiliates, on the one hand, and any third party, on the other hand, to the extent related to Investment Option Agreement Fees; or (iii) any of the settlement options or policyholder investment options applicable to the Reinsured Contracts, including any underlying investment funds for which the Ceding Company or any of its Affiliates has the right to control the modification, termination or amendment for any policyholder investment options, offered pursuant to the Reinsured Contracts, except, in each case of (i) through (iii), (A) to the extent not related to the Reinsured Contracts, (B) to the extent required by applicable Law; (C) with the Reinsurer’s prior written consent; or (D) in reasonable response to (1) a change to the Investment Option Agreement initiated by an underlying investment fund or its Affiliate, (2) a change in applicable Law that requires amendment to the Investment Option Agreement that affects the Ceding Company’s or its Affiliate’s rights or obligations, or (3) a material breach of an Investment Option Agreement by the underlying investment fund or its Affiliate. For the avoidance of doubt, the Parties agree that any actions that may be taken by third parties unilaterally without the consent of the Ceding Company shall not be subject to any right of the Reinsurer to consent thereto; provided, that the Ceding Company reasonably consults with the Reinsurer with respect to any such action for which the Reinsurer’s consent is not required pursuant to this Section 4.6(a) and provide the Reinsurer with information with respect to such action reasonably requested by the Reinsurer. Without the prior written consent of the Ceding Company, neither the Reinsurer nor its Affiliates may communicate with Producers in any manner relating to the Reinsured Contracts.
(b)From and after the Effective Time, the Reinsurer and the Ceding Company agree to the fund Substitution procedures and provisions set forth in Schedule T. From and after the Effective Time, the Reinsurer shall and shall cause its Affiliates to make available to the Ceding Company for investment under the Reinsured Contracts, with respect to investment options (i.e., underlying funds) managed by an Affiliate of the Reinsurer (each, a “Reinsurer Investment Option”), investment options with substantially similar investment objectives, strategies and risks as those offered under the Reinsured Contracts that were managed by SAAMCO at the Effective Time. Notwithstanding the provisions of Section 4.6(a), in the event of a breach by the Reinsurer of this Section 4.6(b), in addition to the Ceding Company’s other rights and remedies hereunder, without the prior consent of the Reinsurer, the Ceding Company shall have the right to modify, terminate or amend the settlement options or policyholder investment options applicable to the Reinsured Contracts to bring the Reinsurer into compliance (or closer to compliance) with the provisions of this Section 4.6(b). From and after the Effective Time, the Reinsurer and the Ceding Company agree to the Reinsurer Investment Option Management procedures and provisions set forth in Schedule U.
Section 4.7.Books and Records and Access. Each of the Ceding Company and the Reinsurer shall maintain its respective Books and Records relating to the Reinsured Contracts. During the term of this Agreement, upon any reasonable request from the Reinsurer or its Representatives (but no more than once per calendar year), the Ceding Company shall (i) provide to the Reinsurer and its Representatives reasonable access during normal business hours to the Ceding Company’s Books and Records pertaining to the Reinsured Contracts, the Reinsured Liabilities, this Agreement or the Reinsurer’s rights hereunder, provided such access shall not unreasonably interfere with the conduct of the business of the Ceding Company, (ii) permit the Reinsurer and its Representatives to inspect, photocopy and audit copies of such Books and Records at their own cost, including as pertains to the payment of Reinsured Liabilities and the administration of the Reinsured Contracts and (iii) make available to the Reinsurer its personnel knowledgeable with respect thereto to facilitate such inspection and audit. In furtherance of the foregoing, at the Reinsurer’s reasonable request, the Ceding Company shall meet with the Reinsurer and its Representatives upon reasonable notice and during business hours and for a reasonable period of time (but no more than once per calendar year) to discuss the Ceding Company’s administration of the Reinsured Contracts. Nothing herein shall (x) require the Ceding Company to disclose any information to the Reinsurer or its Representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any applicable Law or any contract (including any confidentiality agreement to which the Ceding Company or any of its Affiliates is a party); it being understood that the Ceding Company shall use its reasonable best efforts to enable such information to be furnished or made available to the Reinsurer or its Representatives without so jeopardizing privilege or contravening such applicable Law (including redacting information or entering into joint defense agreements with the Reinsurer on mutually agreeable terms) or (y) require the Ceding Company to disclose its Tax records or any personnel or related records (except with respect to Premium Taxes and other Taxes expressly covered by this Agreement).
Section 4.8.Programs of Internal Replacement; Exchange Programs; Buy-Out Programs. Unless otherwise agreed by the Parties, the Ceding Company will not, and will cause its Affiliates not to, directly or indirectly, undertake, solicit, sponsor or support any exchange program in respect of the Reinsured Contracts or otherwise target in a directed, programmatic or systematic manner the Reinsured Contracts for replacement (including, for the avoidance of doubt, any such replacement of a Reinsured Contract with a registered index-linked annuity contract or any other annuity contract) or take any actions with respect to the Reinsured Contracts designed or intended to cause Policyholders of the Reinsured Contracts to surrender, lapse or annuitize, including any “buy-out” or “enhanced surrender value” program. Notwithstanding anything in this Section 4.8 to the contrary, the following actions taken by the Ceding Company or its Affiliates shall not be a violation of this Section: (a) the offering by the Ceding Company or any of its Affiliates to new clients and the Policyholders of the Reinsured Contracts of an insurance, annuity or investment product that offers then-market terms that are more favorable to the Policyholders of the Reinsured Contracts in the normal course of the Ceding Company’s or such Affiliate’s business, provided that the Ceding Company does not increase the surrender benefits or other amounts payable under the Reinsured Contracts as an inducement for the exchange of the Reinsured Contracts for any such insurance, annuity or investment product and, for avoidance of doubt, for which the Ceding Company pays no greater than standard commissions for the sale or exchange of such products; (b) ordinary course activities of any Producer taken without support from the Ceding Company or its Affiliates (provided that the Ceding Company and its Affiliates may pay to Producers standard commissions, bonuses and any related compensation, in each case as in effect at the time and in the ordinary course of business), which, for avoidance of doubt, may include ordinary course wholesaler activities consistent with policies issued by Ceding Company not reinsured hereunder; (c) engaging in general solicitations or marketing efforts by the Ceding Company not specifically targeted at Policyholders of the Reinsured Contracts; and (d) correspondence to Policyholders of the Reinsured Contracts informing them of settlement options available under their Reinsured Contracts to the extent such correspondence is (i) consistent in all material respects with correspondence historically provided to owners of variable annuity contracts, provided that, for avoidance of doubt, any such correspondence does not target in a directed, programmatic or systematic manner the Reinsured Contracts for replacement, and is not designed or intended to cause Policyholders of the Reinsured Contracts to surrender, lapse or annuitize their Reinsured Contract, or (ii) required by applicable Law or the terms of the Reinsured Contracts.
ARTICLE V.

LICENSES; RESERVE CREDIT
Section 5.1.Licenses; Reserve Credit. At all times during the term of this Agreement, the Reinsurer shall (a) use its reasonable best efforts to hold and maintain its license status in the Ceding Company Domiciliary State and (b) take all other actions necessary so that the Ceding Company may receive Reserve Credit. Should the Reinsurer fail to maintain such status or is otherwise unable to provide the Ceding Company with Reserve Credit, the Reinsurer shall, at its own expense, take all steps necessary so as to permit the Ceding Company to obtain Reserve Credit no later than [***]. The Reinsurer shall promptly notify the Ceding Company of any event or change in its licensing status in the Ceding Company Domiciliary State or other conditions that would be reasonably likely to result or have resulted in any loss of, or impairment to, Reserve Credit. In addition, in furtherance of the performance of the Reinsurer’s obligations under this Section 5.1, the Ceding Company and the Reinsurer agree to amend this Agreement, the Trust Agreement or any other Transaction Agreement or execute such additional documents as may be required to ensure continued Reserve Credit in the Ceding Company Domiciliary State.
ARTICLE VI.

FLOW REINSURED CONTRACTS
Section 6.1.Issuance of Flow Reinsured Contracts.
(a)The Ceding Company shall issue the Flow Reinsured Contracts during the New Business Term in a manner consistent with (i) in all material respects the way in which the variable annuity policies described on Schedule C-1 hereto were issued immediately prior to the Effective Time, subject to adjustments in the ordinary course of business and (ii) [***].
(b)The Ceding Company shall not make changes to the policy forms or other features of the Flow Reinsured Contracts without the prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, conditioned or delayed, unless required by applicable Law.
(c)If the Ceding Company believes a policy described on Schedule C-1 should no longer be offered, the Parties shall work in good faith to promptly agree on a program for terminating sales with respect to such policies, provided that in no event shall the Ceding Company be required to issue a policy described on Schedule C-1 following 180 days’ advance written notice by the Ceding Company to the Reinsurer of its intention to cease sales of such policy.
Section 6.2.Producer Commissions. The Producer Commissions with respect to the Flow Reinsured Contracts shall be calculated in accordance with the Ceding Company’s commission policy, a copy of which as of the Effective Time is as set forth in Schedule AA hereto. The Ceding Company shall not change its commission policy in any material respect without the prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, conditioned or delayed. In the event there is a change in the Ceding Company’s commission policy that is agreed between the Parties that necessitates an amendment to Schedule N, the Parties shall work in good faith to promptly agree on an amendment to Schedule N.
Section 6.3.Flow Business Ceding Commission. As consideration for the reinsurance of the Flow Reinsured Contracts, the Reinsurer shall pay to the Ceding Company a ceding commission (the “Flow Business Ceding Commission”) equal to [***]. The Flow Business Ceding Commission shall be paid as part of the Weekly Net Settlements and Monthly Net Settlements pursuant to Section 3.3. [***].
Section 6.4.[***].
ARTICLE VII.

TRUST ACCOUNT
Section 7.1.Establishment of Trust Account.
(a)On or prior to the Closing Date, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure the Reinsurer’s obligations hereunder and, if required, to provide Reserve Credit. The Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement.
(b)Concurrently with the execution of this Agreement, the Trust Account is being funded with Eligible Assets in accordance with Section 3.1.
(c)In accordance with the terms set forth herein and in the Trust Agreement, and subject to the provisions of this Article VII, the Reinsurer shall ensure that (i) at all times that a FMV Triggering Event is not continuing, the Trust Account holds Eligible Assets in accordance with the terms hereof with a Statutory Book Value not less than the Trust Account Required Balance and (ii) at all times during the continuation of a FMV Triggering Event, the Trust Account holds Eligible Assets in accordance with the terms hereof with a Statutory Book Value and a Fair Market Value not less than the Trust Account Required Balance. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.
(d)During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account.
Section 7.2.Trust Account and Settlements. The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash.
Section 7.3.Eligible Assets.
(a)The assets that may be held in the Trust Account shall consist of cash or investments of the type consistent with the requirements for authorized investments and admitted assets under the insurance laws of (x) other than during the continuation of a FMV Triggering Event or a Recapture Triggering Event, the Reinsurer Domiciliary State, and (y) during the continuation of a FMV Triggering Event or a Recapture Triggering Event, the Ceding Company Domiciliary State; provided, that during the continuation of a Reserve Credit Triggering Event such assets shall consist only of assets that qualify as investment of the types specified in, and that otherwise satisfy the limitations and other requirements for credit for reinsurance in, the credit for reinsurance laws and regulations of the Ceding Company Domiciliary State (assets meeting the requirements of this proviso, each a “Credit for Reinsurance Asset”); provided, further, that at all times, (i) each such investment that is a security is issued by an institution that is not the parent, subsidiary or a Related Party (as defined in the Investment Guidelines) of either the Reinsurer or the Ceding Company and (ii) such investments comply with the Investment Guidelines set forth in Schedule B; (the assets meeting the requirements of this sentence being the “Eligible Assets”). Any Restricted Asset in the Trust Account shall also be subject to the limitations set forth in the Trust Agreement.
(b)No later than eight (8) Business Days following the end of each Monthly Accounting Period, the Reinsurer shall provide to the Ceding Company a monthly report, substantially in the form attached hereto as Schedule L-1, listing each asset in the Trust Account and the Fair Market Value and Statutory Book Value of each such asset as of the end of the relevant Monthly Accounting Period and certify that each such asset is an Eligible Asset. No later than twenty (20) Business Days following the end of each calendar quarter, the Reinsurer shall provide to the Ceding Company a quarterly report, substantially in the form attached hereto as Schedule L-2, listing the information set forth thereon with respect to each asset in the Trust Account as of the end of the relevant calendar quarter. Within twenty (20) Business Days after the end of each Monthly Accounting Period, the Reinsurer will prepare and deliver to the Ceding

Company the monthly report required by the Investment Guidelines, substantially in the form attached hereto as Schedule L-3, with respect to the compliance or non-compliance of the assets held in the Trust Account with the Investment Guidelines as of the end of such Monthly Accounting Period. In addition, during the continuation of a Reserve Credit Triggering Event, each monthly asset listing above shall indicate for each asset in the Trust Account whether or not such asset is a Credit for Reinsurance Asset.
Section 7.4.Deposit of Assets. Subject to the Restricted Asset Exceptions to the extent permitted under the Trust Agreement, prior to depositing assets in the Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate any such assets without the consent from the Reinsurer or any other entity.
Section 7.5.Modification Following Certain Events. The Parties acknowledge and agree that (a) upon the occurrence of, and solely for the duration of the continuation of, a FMV Triggering Event or a Reserve Credit Triggering Event, as applicable, certain provisions of this Agreement shall cease to be effective, and other provisions shall automatically be effective, as described herein and (b) (i) upon the occurrence of, and solely for the duration of the continuation of, a FMV Triggering Event (other than a Reserve Credit Triggering Event), certain provisions of the Trust Agreement will automatically become modified as specified in the Trust Agreement and (ii) upon the occurrence, and solely for the duration of the continuation of a Reserve Credit Triggering Event, the Original Trust Agreement shall cease to be effective and the Reserve Credit Trust Agreement shall automatically be effective. Provisions of this Agreement that will automatically be modified during the continuation of a FMV Triggering Event or a Reserve Credit Triggering Event, as applicable, are (a) solely in the case of a Reserve Credit Triggering Event, the assets constituting Eligible Assets shall be modified as set forth in Section 7.3; (b) the valuation of Eligible Assets in the Trust Account shall be valued at both Statutory Book Value and Fair Market Value; (c) solely in the case of a Reserve Credit Triggering Event, Section 7.6(a) governing the use and application of assets in the Trust Account by the Ceding Company in the absence of a Reserve Credit Triggering Event shall not apply and Section 7.6(b) governing the use and application of assets in the Trust Account by the Ceding Company during the continuation of a Reserve Credit Triggering Event shall apply; (d) Section 7.8(a)(i) governing the adjustment of security and withdrawal of assets in the Trust Account in the absence of a FMV Triggering Event shall not apply and Section 7.8(a)(ii) governing the adjustment of security and withdrawal of assets in the Trust Account during the continuation of a FMV Triggering Event shall apply; and (e) the definitions of Aggregate Required Balance and Reference Statutory Reserves shall be modified as set forth therein.
Section 7.6.Withdrawal of Assets from the Trust Account.
(a)In the Absence of a Reserve Credit Triggering Event. So long as no Reserve Credit Triggering Event has occurred and is continuing, the Ceding Company and Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of any Insolvency on the part of the Ceding Company or the Reinsurer, in accordance with the terms of the Trust Agreement, in order to (i) pay or reimburse the Ceding Company for any undisputed amounts due from the Reinsurer under this Agreement and not yet recovered from the Reinsurer, including any Reinsured Risks or other amounts due under this Agreement, (A) which amounts have not been paid by the Reinsurer within five (5) Business Days following its receipt of a specific written notice thereof or (B) otherwise with the consent of the Reinsurer or (ii)  pay to the Ceding Company the Estimated Recapture Terminal Settlement as contemplated by Section 10.4(a) or the Estimated Termination Terminal Settlement as

contemplated by Section 10.6(a). The amount of any such withdrawal in excess of amounts then due to the Ceding Company hereunder shall be deemed maintained in trust by the Ceding Company for the benefit of the Reinsurer and promptly returned to the Trust Account, along with interest on such amounts at the Interest Rate for the period that such amounts are held by the Ceding Company.
(b)During a Reserve Credit Triggering Event. During the continuation of a Reserve Credit Triggering Event, the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company at any time, notwithstanding any other provisions of this Agreement, and shall be utilized and applied by the Ceding Company or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of Insolvency on the part of the Ceding Company or Reinsurer only for the following purposes:
(i)to reimburse the Ceding Company for the Reinsurer’s share of premiums returned to the owners of the Reinsured Contracts on account of cancellations of such Reinsured Contracts;
(ii)to reimburse the Ceding Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Ceding Company pursuant to the provisions of the Reinsured Contracts;
(iii)to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company’s liabilities for Reinsured Contracts. Such account shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and
(iv)to pay any other amounts the Ceding Company claims are due under this Agreement, including to pay to the Ceding Company the Estimated Recapture Terminal Settlement as contemplated by Section 10.4(a) or the Estimated Termination Terminal Settlement as contemplated by Section 10.6(a).
The Ceding Company shall return to the Trust Account within five (5) Business Days of withdrawal, assets withdrawn in excess of all amounts due under Sections 7.6(b)(i), (ii) and (iii), or, in the case of Section 7.6(b)(iv), assets that are subsequently determined not to be due. The Ceding Company shall pay to the Reinsurer interest on amounts held pursuant to Section 7.6(b)(iii) at the average of the daily “prime rate” published in The Wall Street Journal for each of the days in the applicable period, but in any event not less than zero, for the period that such assets are held by the Ceding Company. Any excess amount shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Ceding Company for the sole purpose of funding the payments and reimbursements described in paragraphs (i), (ii) and (iv) of Section 7.6(b).

(c)In addition to the provisions of Section 7.6(a) and (b), the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of any Insolvency on the part of the Ceding Company or the Reinsurer, in accordance with the terms of the Trust Agreement, (i) to fund the Designated Administrative Account as permitted in accordance with Section 4.5, (ii) to the extent contemplated in Section 2.12 or (iii) [***].
Section 7.7.Required Balance Reports.
(a)
(i)In the absence of any FMV Triggering Event,
(1)the Reinsurer shall furnish a report (a “Month-End Required Balance Report”) to the Ceding Company following the end of each calendar month containing (i) the Reinsurer’s calculation of (A) the Aggregate Required Balance and (B) the Trust Account Required Balance (subject to Section 7.7(a)(ii)(2) below, the “Month-End Trust Account Required Balance”), in each case as of the end of such calendar month and prepared in accordance with the Required Balance Model and Calculation Methodologies and the other terms and conditions of this Agreement, (ii) an updated Reinsurer Sensitivity Grid prepared in accordance with Schedule F-1 for use in calculating the Trust Account Required Balance used for purposes of rebalancing the Trust Account on the applicable Monthly Funding Date and [***] thereafter until such time as the Month-End Trust Account Required Balance and the Reinsurer Sensitivity Grid are subsequently updated in accordance with this Section 7.7(a), and (iii) a calculation of the Trust Account Required Balance as of the end of the Business Day immediately preceding the date upon which the Month-End Required Balance Report is furnished to the Ceding Company, calculated using such Month-End Trust Account Required Balance, as adjusted by the updated Reinsurer Sensitivity Grid (subject to Section 7.7(a)(ii)(2) below, the “Adjusted Month-End Trust Account Required Balance”). The Reinsurer shall deliver each Month-End Required Balance Report no later than 6:00 p.m. (New York time) on the tenth (10th) Business Day following the end of each calendar month; and
(2)the Ceding Company shall provide to the Reinsurer, for informational purposes only, a calculation of the Ceding Company Statutory Reserves as of the end of such calendar quarter no later than thirty (30) calendar days following the end of each calendar quarter other than the last calendar quarter of a calendar year, and with respect to the last calendar quarter of a calendar year, no later than sixty (60)

calendar days following the end of such calendar quarter; and
(ii)during a continuation of a FMV Triggering Event,
(1)no later than fifteen (15) Business Days following the end of each calendar month, the Ceding Company shall provide to the Reinsurer (1) a calculation of the Ceding Company Statutory Reserves and AAT Reserves as of the end of such calendar month; provided that the AAT Reserves will only be calculated on a quarterly basis and will remain constant for each month within the calendar quarter during which such AAT Reserves were reported; and provided, further that for the first calendar quarter following the occurrence of an FMV Triggering Event, the Ceding Company’s latest available calculation of the AAT Reserves will be used, which may be as of the end of the prior calendar year and (2) an updated Ceding Company Sensitivity Grid prepared in accordance with Schedule F-2, provided, that the Ceding Company shall strive to deliver its calculation of the Ceding Company Statutory Reserves and AAT Reserves and the updated Ceding Company Sensitivity Grid by the ninth (9th) Business Day following the end of each calendar month; and
(2)the Reinsurer shall deliver the Month-End Required Balance Report no later than 6:00 p.m. (New York time) on the earlier of (x) the second (2nd) Business Day following the day on which the Reinsurer receives from the Ceding Company the Ceding Company’s calculation of the Ceding Company Statutory Reserves and AAT Reserves and the updated Ceding Company Sensitivity Grid for such calendar month and (y) the sixteenth (16th) Business Day following the end of each calendar month; provided, that in no event shall the Reinsurer be required to deliver the Month-End Required Balance Report prior to the tenth (10th) Business Day following the end of each calendar month.
For the avoidance of doubt, (a) the Aggregate Required Balance, the Trust Account Required Balance and the Month-End Trust Account Required Balance set forth in the Month-End Required Balance Report shall be determined in accordance with (i) the Required Balance Model and Calculation Methodologies (if applicable), (ii) during the continuation of an FMV Triggering Event, the Ceding Company Statutory Reserves report received by the Reinsurer pursuant to Section 7.7(a)(ii)(1) and (iii) the other terms and conditions of this Agreement, (b) the calculation of the Adjusted Month-End Trust Account Required Balance shall take into account adjustments by the Reinsurer Sensitivity Grid and, during the continuation of an FMV Triggering Event, the Ceding Company Sensitivity Grid and (c) (i) all components of the Aggregate Required Balance and the Month-End Trust Account Required Balance will be determined as of the end of each calendar month except that AAT Reserves will be determined on a quarterly basis, and (ii) when calculating the Adjusted Month-End Trust Account Required Balance and [***], (A) in the absence of a FMV Triggering Event, the Reinsurer Sensitivity Grid will be used only to update the CTE70 Amount component of such amounts and (B) during the continuation of a FMV Triggering Event, both the Reinsurer Sensitivity Grid and the Ceding Company

Sensitivity Grid will be used only to update the applicable Reference Statutory Reserve components of such amounts.
(b)In accordance with Section 7.8(a), the Adjusted Month-End Trust Account Required Balance contained in any Month-End Required Balance Report shall be used for purposes of rebalancing the Trust Account on the applicable Monthly Funding Date.
(c)[***].
(d)[***]. The Month-End Required Balance Reports and [***] shall be referred to herein as the “Funding Reports.” Each Funding Report from the Reinsurer shall also confirm the amount of all deposits and withdrawals from the Trust Account that were made on the day on which such report is provided.
(e)[***].
(f)Within fifteen (15) Business Days following the occurrence of a FMV Triggering Event, the Ceding Company shall provide to the Reinsurer an initial Ceding Company Sensitivity Grid to be used for purposes of rebalancing the Trust Account on each Monthly Funding Date and [***] thereafter until the Month-End Trust Account Required Balance and the Ceding Company Sensitivity Grid are subsequently updated in accordance with Section 7.7(a).
(g)Without limiting the Reinsurer’s obligations to fund the Trust Account in accordance with the timelines required in Section 7.8, in the event that the Parties disagree with the calculation of the Month-End Trust Account Required Balance, the Adjusted Month-End Trust Account Required Balance, [***] or of the Statutory Book Value or Fair Market Value of any Eligible Asset or whether any asset in the Trust Account is an Eligible Asset as set forth in any Funding Report or [***], any Party may deliver written notice to the other Party of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.
(h)Any resolution as to disagreements arising under Section 7.7(g) agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any such disagreement within two (2) Business Days after either Party delivers written notice of any such disagreement to the other Party, the Parties shall jointly request (i) an accounting firm of national reputation or any other Person, as mutually agreed by the Parties hereto (the “Independent Accounting Firm”), to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Reference Statutory Reserves, the AAT Reserves or the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable) or (ii) with respect to the calculation of the Reference Statutory Reserves, the AAT Reserves or the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable), an actuarial firm of national reputation, as mutually agreed by the Parties hereto (the “Independent Actuary”) to determine the matters in dispute; provided, that, if no accounting firm, actuarial firm or valuation expert is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 13.8. The Independent Accounting Firm’s determination of the Month-End Trust Account Required Balance, the Adjusted Month-End Trust Account Required Balance, [***], the Statutory Book Value or Fair Market Value of any Eligible Asset or whether any asset in the Trust Account is an Eligible Asset shall be final and binding upon the Parties. The Independent Actuary’s determination of the Reference Statutory Reserves, the AAT Reserves or the CTE70 Amount or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable) shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accounting Firm and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accounting Firm’s or Independent Actuary’s, as applicable, final determination. After a final and binding resolution of any dispute described in this Section 7.7(h) is reached, the Parties agree to promptly make any necessary adjustments under this Agreement so that the Statutory Book Value and/or the Fair Market Value, as applicable, of the Eligible Assets held in the Trust Account is not less than the amount required pursuant to Section 7.8(a)(i) or 7.8(a)(ii), as applicable.
Section 7.8.Adjustment of Security and Withdrawals.
(a)The amount of security required hereunder to be provided by the Reinsurer in the Trust Account shall be adjusted (i) (A) on each Monthly Funding Date, based on the applicable Adjusted Month-End Trust Account Required Balance and (B) [***]; and (ii) based on the aggregate Statutory Book Value and/or aggregate Fair Market Value (as applicable) of Eligible Assets in the Trust Account as of the end of the applicable Valuation Date and [***]. [***]. The amount of security held in the Trust Account shall be adjusted on each Security Funding Date as follows:
(i)So long as no FMV Triggering Event is continuing:
(1)If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of the applicable Valuation Date is less than the Adjusted Month-End Trust Account Required Balance or [***], as applicable, as of such Security Funding Date, calculated based on the applicable Funding Report delivered pursuant to Section 7.7(a) or Section 7.7(c) and [***], then the Reinsurer shall, no later than 3:00 p.m. (New York time) on the Security Funding Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than such Adjusted Month-End Trust Account Required Balance or [***], as applicable; provided, however, that, except in the case of a Monthly Funding Date, the Reinsurer shall have no obligation to deposit assets into the Trust Account on any Security Funding Date pursuant to this Section 7.8(a)(i)(1) if the amount otherwise required to be deposited on such date is less than $[***] (the “Trust Adjustment Threshold”); and provided, further, however, that if by 2:00 p.m. (New York time) on any Security Funding Date, the Reinsurer has not received amounts that are due on such date from any counterparties to the Reinsurer’s derivatives contracts covering the Reinsured Risks, the Reinsurer shall have until 6:00 p.m. (New York time) on such Security Funding Date to deposit the portion of the required deposit that the Reinsurer expected to be funded by such amounts.
(2)If the aggregate Statutory Book Value of the Eligible Assets in the Trust Account as of the end of the applicable Valuation Date exceeds the Adjusted Month-End Trust Account Required Balance or [***], as applicable, as of such Security Funding Date, calculated based on the applicable Funding Report delivered pursuant to Section 7.7(a) or 7.7(c) and [***], then the Reinsurer shall have the right to withdraw such excess on the Security Funding Date in accordance with the terms of the Trust Agreement; provided, that except in the case of a Monthly Funding Date, the Reinsurer shall have no right to withdraw assets from the Trust Account on any Security Funding Date pursuant to this Section 7.8(a)(i)(2) if the amount otherwise permitted to be withdrawn is less than the Trust Adjustment Threshold.
(3)If the Reinsurer seeks to cause the Trustee to substitute new Eligible Assets for Eligible Assets held in the Trust Account and (x) such new Eligible Assets have (A) an aggregate Statutory Book Value at least equal to the aggregate Statutory Book Value of the substituted Eligible Assets held in the Trust Account immediately prior to such substitution and (B) an aggregate Fair Market Value at least equal to [***]% of the aggregate Fair Market Value of the Eligible Assets substituted by such asset(s) and (y) if the Market-to-Book Ratio immediately prior to such substitution is less than [***]%, the Market-to-Book Ratio will not decline as a result of such substitution, then the Reinsurer shall have the right to cause (and shall only cause) the Trustee to effect such substitution in accordance with the procedures set forth in the Trust Agreement.
(ii)During the continuation of a FMV Triggering Event:
(1)If the aggregate Statutory Book Value or aggregate Fair Market Value of the Eligible Assets held in the Trust Account as of the end of the applicable Valuation Date is less than the Adjusted Month-End Trust Account Required Balance or [***], as applicable, as of such Security Funding Date, calculated based on the applicable Funding Report delivered pursuant to Section 7.7(a) or 7.7(c) and [***], then the Reinsurer shall, no later than 3:00 p.m. (New York time) on the Security Funding Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Statutory Book Value and aggregate Fair Market Value of the Eligible Assets held in the Trust Account is not less than such Adjusted Month-End Trust Account Required Balance or [***], as applicable; provided, however, that if by 2:00 p.m. (New York time) on any Security Funding Date, the Reinsurer has not received amounts that are due on such date from any counterparties to the Reinsurer’s derivatives contracts covering the Reinsured Risks, the Reinsurer shall have until 6:00 p.m. (New York time) on such Security Funding Date to deposit the portion of the required deposit that the Reinsurer expected to be funded by such amounts. For the sake of clarity, due to the modifications to this Agreement during the continuation of a FMV Triggering Event pursuant to Section 7.5, including (x) the requirement to value the assets at both Statutory Book Value and Fair Market Value and any changes to the Investment Guidelines, on the Security Funding Date immediately following the date on which the Reinsurer becomes aware of the occurrence of a FMV Triggering Event, the Reinsurer shall be required to make additional deposits of Eligible Assets into the Trust Account if necessary to ensure that the aggregate Statutory Book Value and aggregate Fair Market Value of the Eligible Assets in the Trust Account is not less than the Trust Account Required Balance as of such Security Funding Date and, in the event of a Reserve Credit Triggering Event, replace at Fair Market Value any asset in the Trust Account that no longer qualifies as an Eligible Asset.
(2)If the aggregate Statutory Book Value and the aggregate Fair Market Value of the Eligible Assets held in the Trust Account as of the end of the applicable Valuation Date exceed the Adjusted Month-End Trust Account Required Balance or [***], as applicable, as of such Security Funding Date, calculated based on the applicable Funding Report delivered pursuant to Section 7.7(a) or 7.7(c) and [***], then the Reinsurer shall have the right to withdraw excess assets on the Security Funding Date in accordance with the terms of the Trust Agreement upon the prior written consent of the Ceding Company, which consent shall not be unreasonably withheld, delayed or conditioned it being understood that the Ceding Company’s consent shall be deemed to have been provided if the Ceding Company has not responded to a written request from the Reinsurer to make such withdrawal within two and one-half (2.5) hours following the delivery of such written request to individuals holding each of the titles of the Ceding Company set forth on Schedule X on a Business Day; provided that such written request must be delivered via email to each such individual’s email address set forth on Schedule X and the Reinsurer must attempt to confirm the delivery of such email by a phone call and a text message to such individual’s number set forth on Schedule X. Schedule X may be updated by the Ceding Company from time to time by written notice to the Reinsurer.
(3)If the Reinsurer seeks to cause the Trustee to substitute new Eligible Assets for Eligible Assets held in the Trust Account, which new Eligible Assets have an aggregate Fair Market Value at least equal to the aggregate Fair Market Value of the substituted Eligible Assets held in the Trust Account immediately prior to such substitution, and the aggregate Statutory Book Value of the Eligible Assets in the Trust Account immediately following such substitution would not be less than the Adjusted Month-End Trust Account Required Balance or [***], as applicable, then the Reinsurer shall have the right to cause the Trustee to effect such substitution only with the prior written consent of the Ceding Company, which consent the Ceding Company shall deliver as promptly as reasonably practicable following the Ceding Company’s confirmation of the aggregate Statutory Book Values and aggregate Fair Market Values of the Eligible Assets, including the Eligible Assets to be substituted and being replaced.
(b)The Reinsurer shall keep full and complete records of all withdrawals by the Reinsurer from the Trust Account. Upon the reasonable written request of the Ceding Company, but not more than once per calendar quarter, the Reinsurer shall provide the Ceding Company a report of withdrawals from the Trust Account.
Section 7.9.Continuation of a Triggering Event. Upon the occurrence of any FMV Triggering Event or Recapture Triggering Event, such FMV Triggering Event or Recapture Triggering Event, as applicable, shall be deemed to be continuing unless (a) such FMV Triggering Event or Recapture Triggering Event, as applicable, has been cured and (b) no other FMV Triggering Event or Recapture Triggering Event, as applicable, has occurred during a period of six (6) months commencing with the date of such cure. A Reserve Credit Triggering Event shall be deemed to be continuing unless no Reserve Credit Event exists or would exist but for the modifications of this Agreement in connection with a Reserve Credit Triggering Event as set forth in Section 7.5. The Ceding Company agrees to deliver a cure notice to the Trustee promptly upon becoming aware that a FMV Triggering Event or Reserve Credit Triggering Event is no longer continuing in accordance with the terms of this Section 7.9.
Section 7.10.Letters of Credit. The Reinsurer shall be permitted to satisfy certain of its collateral obligations under this Section 7.10 by delivering to the Ceding Company one or more letters of credit from any LOC Provider for the benefit of the Ceding Company in a form that the Ceding Company consents to in writing (such consent not to be unreasonably withheld, conditioned or delayed) (each, a “Letter of Credit”). Subject to Section 7.11, all costs, expenses and fees associated with Letters of Credit shall be borne by the Reinsurer. The Ceding Company shall not be permitted to draw upon a Letter of Credit unless (a) (i) the Reinsurer fails to pay any undisputed amount due hereunder (after giving effect to any applicable cure period) and (ii) the Ceding Company does not receive assets from the Trust Account (together with any amounts paid by the Reinsurer directly) with a Fair Market Value equal to the amount necessary to cure such payment failure within five (5) Business Days following the Trustee’s receipt of a withdrawal notice issued by the Ceding Company in accordance with the Trust Agreement or there are no assets remaining in the Trust Account; (b) to pay to the Ceding Company the Estimated Recapture Terminal Settlement as contemplated by Section 10.4(a) or the Estimated Termination Terminal Settlement as contemplated by Section 10.6(a); or (c) to the extent the Ceding Company is otherwise permitted to withdraw assets from the Trust Account in accordance with Section 4.5, Section 2.12 or [***], following the exhaustion of all assets in the Trust Account. In the event the Ceding Company is so permitted to draw upon a Letter of Credit, any such draw shall be pro rata among all Letters of Credit; provided that if any LOC Provider fails to fund its pro rata portion of such permitted draw (the “Unfunded LOC Amount”), the Ceding Company shall be permitted to draw the Unfunded LOC Amount pro rata among the Letters of Credit from other LOC Providers.
Section 7.11.Letters of Credit Reductions. If the Reinsurer obtains one or more Letters of Credit to satisfy its collateral obligations under this Article VII, then, upon the request of the Reinsurer, the Ceding Company shall cooperate with any reasonable request by the Reinsurer to reduce the face amount of any Letter of Credit, on a monthly basis following the delivery of the Required Balance Report, and shall promptly take such actions as may be reasonably required by any LOC Provider, including delivering any certificate, providing any consent or acknowledgement and returning any then-current Letter of Credit to the applicable LOC Provider in exchange for a new Letter of Credit reflecting such reduced amount, to enable such reduction; provided, that if the Ceding Company does not take such actions reasonably required by an LOC Provider to enable such reduction, then the Ceding Company shall reimburse the Reinsurer for any fees and commissions payable by the Reinsurer to any LOC Provider with respect to a Letter of Credit that exceed the amount of fees and commissions that would have been payable by the Reinsurer to such LOC Provider with respect to such Letter of Credit if it had been so reduced; provided, further, that the Ceding Company shall not be required to take any such actions if, after giving effect to such reduction, the Statutory Book Value of the Eligible Assets maintained in or allocated to the Trust Account would be less than the Trust Account Required Balance.
Section 7.12.Excess Draws. The Ceding Company shall promptly return to the applicable LOC Provider any amounts drawn on a Letter of Credit in excess of the actual amounts permitted in Section 7.10 or any amounts that are subsequently determined not to be due hereunder (“Letter of Credit Excess Draws”); provided, that the Ceding Company shall return such Letter of Credit Excess Draws to the Reinsurer if the Reinsurer notifies the Ceding Company that the Reinsurer has repaid such Letter of Credit Excess Draws to such LOC Provider and provides evidence of such repayment reasonably satisfactory to the Ceding Company. The Ceding Company shall also pay interest on any Letter of Credit Excess Draws accrued at the average of the daily “prime rate” published in The Wall Street Journal for each of the days in the applicable period, but in any event not less than zero, for the period from the date of such Letter of Credit Excess Draw to the date of return to the Reinsurer. Any amounts drawn on a Letter of Credit, including any Letter of Credit Excess Draws, shall be held or recorded by the Ceding Company separate and apart from any assets of the Ceding Company for the sole benefit of the Reinsurer and the Ceding Company shall not use such cash for any other purpose.
ARTICLE VIII.

OVERSIGHTS; COOPERATION
Section 8.1.Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any liability that would have attached had such delay, oversight, error or omission not occurred. The Parties shall nevertheless cooperate in good faith to rectify such delay, oversight, error or omission as soon as possible after discovery so that both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, oversight, error or omission had occurred.
Section 8.2.Cooperation. The Ceding Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the other Transaction Agreements, or to aid in the preparation of any regulatory filing or financial statement; provided, however, that any such additional documents must be reasonably satisfactory to each Party and not impose upon either Party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the other Transaction Agreements.
Section 8.3.Changes to RBC. In the event of a material change to or elimination by applicable Law of the requirement for the Reinsurer or any Affiliate Retrocessionaire, as applicable, to calculate risk-based capital or in the event there is a material change relating to the framework, factors and/or formulae prescribed by the insurance regulatory authority in the Reinsurer’s or such Affiliate Retrocessionaire’s jurisdiction of domicile that are used to calculate RBC Ratios (or, in the event that an Affiliate Retrocessionaire is not a U.S. domiciled insurance company, the equivalent capital adequacy ratios determined in accordance with the terms of this Agreement) from those in effect at the Effective Time, the Parties shall amend this Agreement to adjust the RBC Ratios (or such equivalent capital adequacy ratios) reflected in the definitions of FMV Triggering Event, Recapture Triggering Event or otherwise required under this Agreement so that such adjusted RBC Ratio (or such equivalent capital adequacy ratio) or any replacement formula as determined after such material change or elimination will reasonably correspond to the relevant RBC Ratio (or such equivalent capital adequacy ratio) requirements in effect as of the Effective Time within thirty (30) days after the implementation of such change, and, if the Parties cannot agree on any such adjustments, the Reinsurer shall, and shall cause such Affiliate Retrocessionaire to, continue to calculate its RBC Ratio (or such equivalent capital adequacy ratio) as if such material change or elimination had not occurred; provided, however, that any such change (together with any previous changes or series of changes) that, in the aggregate, requires an adjustment of [***] percentage points or less to the applicable RBC Ratio (or an equivalent adjustment to such equivalent capital adequacy ratio) requirement in effect as of the Effective Time (or, to the extent previously adjusted hereunder, the RBC Ratio (or such equivalent capital adequacy ratios) requirement in effect as of the last adjustment date) shall not be deemed “material” for purposes of this Section 8.3.
Section 8.4.[***].
ARTICLE IX.

INSOLVENCY
Section 9.1.Insolvency of the Ceding Company.
(a)In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or its statutory liquidator, receiver or statutory successor on the basis of the liability of the Ceding Company under the Reinsured Contracts without diminution because of the insolvency of the Ceding Company.
(b)It is understood, however, that in the event of such an insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Reinsured Contract within a reasonable period of time after such claim is filed in the applicable Insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to applicable Law and court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE X.

DURATION; RECAPTURE
Section 10.1.Duration; New Business Termination.
(a)This Agreement shall continue in force until such time as (i) the Ceding Company’s Liability arising out of or related to all Reinsured Contracts is terminated in accordance with their respective terms and each Party has received payments which discharge the other Party’s liabilities incurred hereunder prior to such termination, (ii) in accordance with Section 10.3, if the Ceding Company has elected to recapture the reinsurance of the Reinsured Contracts, and each Party has received payments which discharge the other Party’s liability in full in accordance with Section 10.4 and the other terms of this Agreement, or (iii) in accordance with Section 10.5, if the Reinsurer has elected to terminate the reinsurance of the Reinsured Contracts, and each Party has received payments which discharge the other Party’s liability in full in accordance with Section 10.6 and the other terms of this Agreement.
(b)This Agreement may be terminated with respect to the reinsurance of new Flow Reinsured Contracts only: (a) upon mutual agreement of the Parties, (b) by either Party upon at least one hundred and eighty (180) days’ prior written notice to the other Party; such termination to be effective no earlier than August 1, 2026, (c) by the Ceding Company upon written notice to the Reinsurer following the occurrence of any Recapture Triggering Event, or (d) by the Reinsurer upon written notice to the Ceding Company following the occurrence of any Termination Triggering Event. The Ceding Company shall continue to cede, and the Reinsurer shall continue to accept, under this Agreement new Flow Reinsured Contracts issued through 11:59 p.m. on the last day of the New Business Term. No new Flow Reinsured Contracts issued after the New Business Term shall be covered under this Agreement. All reinsurance that has been placed in effect prior to the termination of the New Business Term shall remain in full force and effect in accordance with the terms of this Agreement.
Section 10.2.Survival. Notwithstanding the other provisions of this Article X, the terms and conditions of Articles I , X, XI and XII, and the provisions of Sections 3.6, 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.13 and 13.15 shall remain in full force and effect after the termination of this Agreement.
Section 10.3.Recapture.
(a)For a period of one hundred and eighty (180) calendar days following receipt of notice of the occurrence of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the Reinsured Risks ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect such a recapture; provided, however, that during the continuation of a Recapture Triggering Event described in clause (a) or (b) of the definition of “Recapture Triggering Event,” if the RBC Ratio of the Reinsurer or an Affiliate Retrocessionaire, as applicable, has further decreased at least [***] percentage points below the applicable RBC Ratio set forth in clause (a) or (b) of the definition of “Recapture Triggering Event,” then for a period of one hundred and eighty (180) calendar days following receipt of notice of such decrease, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the Reinsured Risks ceded under this Agreement notwithstanding the expiration of the initial one hundred and eighty (180) calendar day period.
(b)Any recapture pursuant to Section 10.3(a) shall be effective (i) as of 11:59 p.m. (New York time) on the last Business Day of the calendar month during which the Ceding Company delivers a Recapture Notice to the Reinsurer; provided, that if such Recapture Notice was delivered less than seven (7) calendar days prior to the end of such calendar month, then as of 11:59 p.m. (New York time) on the last Business Day of the following calendar month (unless an early effective date and time is necessary in order to effectuate the recapture prior to any loss of Reserve Credit hereunder, in which case any recapture pursuant to Section 10.3(a) shall be effective as of such earlier date and time) or (ii) on such later date and time as set forth in the Ceding Company’s Recapture Notice (provided such later date is the last day of a calendar month and is not later than ninety (90) calendar days following the delivery by the Ceding Company of a notice of recapture to the Reinsurer) (the “Recapture Date”).
(c)Following a recapture pursuant to Section 10.3(a), subject to the satisfaction of payment obligations described in Section 10.4, (i) both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Risks other than the obligations under the provisions that expressly survive termination as provided in Section 10.2 and (ii) no Additional Consideration shall be payable to the Reinsurer with respect to the Reinsured Risks.
(d)Notwithstanding the remedies contemplated by this Article X or the other Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any other Transaction Agreement or pursue any other remedy to which the Ceding Company may be entitled hereunder or at law or in equity in lieu of exercising the remedies in this Article X, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.
Section 10.4.Recapture Payments.
(a)In connection with a recapture pursuant to Section 10.3(a), subject to the shorter time frames required by Section 10.4(e), no later than three (3) days prior to the Recapture Date, the Ceding Company shall prepare and provide to the Reinsurer a settlement statement (the “Estimated Recapture Terminal Settlement Statement”) setting forth an estimated calculation of the Recapture Terminal Settlement (the “Estimated Recapture Terminal Settlement”), provided such estimate shall be based on the last Month-End Required Balance Report delivered by the Reinsurer to the Ceding Company pursuant to Section 7.7(a). If the amount of the Estimated Recapture Terminal Settlement is positive, then on the Recapture Date the Ceding Company may instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company cash and Eligible Assets having a Fair Market Value equal to the Estimated Recapture Terminal Settlement and, if the cash and Eligible Assets in the Trust Account are insufficient to satisfy such shortfall, then the Ceding Company shall notify the Reinsurer of such shortfall and, on the Recapture Date, the Reinsurer shall pay to the Ceding Company the amount of such shortfall in cash and, if the Reinsurer fails to pay the full amount of such shortfall in cash on the Recapture Date, on the Recapture Date, the Ceding Company may draw upon the Letters of Credit to satisfy any remaining shortfall. If the amount of the Estimated Recapture Terminal Settlement is negative, then on the Recapture Date, the Ceding Company shall pay the absolute value of such amount to the Reinsurer in cash.
(b)No later than sixty (60) days after the Recapture Date, the Ceding Company shall prepare and provide to the Reinsurer a statement (the “Recapture Terminal Settlement Statement”) setting forth a calculation of the terminal settlement with respect to the recapture calculated in accordance with Schedule H (the “Recapture Terminal Settlement”).
(c)In the event that the Reinsurer disagrees with any portion of the calculation of the Recapture Terminal Settlement, the Reinsurer shall within five (5) Business Days after its receipt of such report deliver written notice to the Ceding Company setting forth, in reasonable detail, each disputed item, the amount in dispute and the basis of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Reinsurer delivers written notice of any such disagreement to the Ceding Company, either Party may request (i) an Independent Accounting Firm to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Ceding Company Statutory Reserves, the AAT Reserves, the Reference Statutory Reserves or the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable) or (ii) with respect to the calculation of the Ceding Company Statutory Reserves, the AAT Reserves, the Reference Statutory Reserves, the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable), an Independent Actuary to determine the matters in dispute; provided, that, if no accounting firm, actuarial firm or valuation expert, as applicable, is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 13.8. The Independent Accounting Firm’s and/or Independent Actuary’s determination, as applicable, shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accounting Firm and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accounting Firm’s or Independent Actuary’s, as applicable, final determination.
(d)Within five (5) Business Days after a final and binding resolution of any dispute described in Section 10.4(c) is reached, the Parties agree to make any necessary adjustments. On the date on which the payments set forth in this Section 10.4(d) are made, (i) if the Recapture Terminal Settlement exceeds the Estimated Recapture Terminal Settlement, the Ceding Company may withdraw from the Trust Account any remaining cash and Eligible Assets with an aggregate Fair Market Value equal to such shortfall, and if the cash and Eligible Assets in the Trust Account are insufficient to satisfy such shortfall, then the Ceding Company shall notify the Reinsurer of such shortfall and the Reinsurer shall pay to the Ceding Company the amount of such shortfall in cash and, if the Reinsurer fails to pay the full amount of such shortfall in cash, the Ceding Company may draw upon the Letters of Credit to satisfy any remaining shortfall and (ii) if the Estimated Recapture Terminal Settlement exceeds the Recapture Terminal Settlement, the Ceding Company shall pay the absolute value of the amount of such excess to the Reinsurer in cash. Any payment required to be made by any Party pursuant to this Section 10.4(d) shall incur interest at the Interest Rate for the period from and including the Recapture Date to but not including the date of payment.
(e)Notwithstanding the timelines set forth in this Section 10.4, if the recapture is due to a Reserve Credit Event, the Parties shall reasonably expedite or amend the procedures set forth in this Section 10.4 in order to effectuate the recapture and complete the payment of the Recapture Terminal Settlement prior to any loss of Reserve Credit; provided, that such change to the procedures set forth in Section 10.4 shall not affect the right of the Reinsurer to subsequently dispute any calculation related to such recapture consistent with Section 10.4(c).
Section 10.5.Termination for Failure to Pay Amounts Due to Reinsurer.
(a)For a period of one hundred and eighty (180) days following receipt of notice of the occurrence of a Termination Triggering Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement in full, by providing the Ceding Company with written notice of its intent to effect such a termination.
(b)Any termination pursuant to Section 10.5(a) shall be effective (i) as of 11:59 p.m. (New York time) on the last Business Day of the calendar month during which the Reinsurer delivers a termination notice to the Ceding Company; provided that if such termination notice was delivered less than seven (7) calendar days prior to the end of such calendar month, then as of 11:59 p.m. (New York time) on the last Business Day of the following calendar month or (ii) on such later date as set forth in the Reinsurer’s termination notice (provided such later date is the last day of a calendar month and is not later than ninety (90) calendar days following the delivery by the Reinsurer of a notice of termination to the Ceding Company) (the “Termination Date”).
(c)Following a termination pursuant to Section 10.5(a), subject to the satisfaction of payment obligations described in Section 10.6, (i) both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Risks other than the obligations under the provisions that expressly survive termination as provided in Section 10.2 and (ii) no Additional Consideration shall be payable to the Reinsurer with respect to the Reinsured Risks.
(d)Notwithstanding the remedies contemplated by this Article IX or the other Transaction Agreements, Reinsurer may, in its sole discretion, require direct payment by the Ceding Company of any sum in default under this Agreement or any other Transaction Agreement or pursue any other remedy to which the Reinsurer may be entitled hereunder or at law or in equity in lieu of exercising the remedies in this Article IX, and it shall be no defense to any such claim that the Reinsurer might have had other recourse.
Section 10.6.Termination Payments.
(a)In connection with a termination pursuant to Section 10.5(a), no later than three (3) days prior to the Termination Date, the Reinsurer shall prepare and provide to the Ceding Company a settlement statement (the “Estimated Termination Terminal Settlement Statement”) setting forth an estimated calculation of the Termination Terminal Settlement (the “Estimated Termination Terminal Settlement”), provided such estimate shall be based on the last Month-End Required Balance Report delivered by the Reinsurer to the Ceding Company pursuant to Section 7.7(a). If the amount of the Estimated Termination Terminal Settlement is positive, then on the Termination Date, the Ceding Company may withdraw from the Trust Account cash and Eligible Assets with an aggregate Fair Market Value equal to such Estimated Termination Terminal Settlement, and if the and Eligible Assets in the Trust Account are insufficient to satisfy such Estimated Termination Terminal Settlement, then the Ceding Company shall notify the Reinsurer of such shortfall and, on the Termination Date, the Reinsurer shall pay to the Ceding Company the amount of such shortfall in cash and, if the Reinsurer fails to pay the full amount of such shortfall in cash on the Termination Date, on the Termination Date, the Ceding Company may draw upon the Letters of Credit to satisfy any remaining shortfall. If the amount of the Estimated Termination Terminal Settlement is negative, then on the Termination Date, the Ceding Company shall pay the absolute value of such amount to the Reinsurer in cash.
(b)No later than sixty (60) days after the Termination Date, the Reinsurer shall prepare and deliver to the Ceding Company a statement (the “Termination Terminal Settlement Statement”) setting forth a calculation of the terminal settlement with respect to the termination calculated in accordance with Schedule I (the “Termination Terminal Settlement”).
(c)In the event that the Ceding Company disagrees with any portion of the calculation of the Termination Terminal Settlement, the Ceding Company shall within five (5) Business Days after its receipt of such report deliver written notice to the Reinsurer setting forth, in reasonable detail, each disputed item, the amount in dispute and the basis of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Ceding

Company delivers written notice of any such disagreement to the Reinsurer, either Party may request (i) an Independent Accounting Firm to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Ceding Company Statutory Reserves, the AAT Reserves, the Reference Statutory Reserves or the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable) or (ii) with respect to the calculation of the Ceding Company Statutory Reserves, the AAT Reserves the Reference Statutory Reserves or the CTE70 Amount, or whether the Reference Statutory Reserves or the CTE70 Amount were determined in accordance with the Required Balance Model and Calculation Methodologies (if applicable), an Independent Actuary to determine the matters in dispute; provided, that, if no accounting, actuarial firm or valuation expert, as applicable, is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 13.8. The Independent Accounting Firm’s and/or Independent Actuary’s determination, as applicable, shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accounting Firm and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accounting Firm’s or Independent Actuary’s, as applicable, final determination.
(d)Within five (5) Business Days after a final and binding resolution of any dispute described in Section 10.6(c) is reached, the Parties agree to make any necessary adjustments. On the date on which the payments set forth in this Section 10.6(d) are made, (i) if the Termination Terminal Settlement exceeds the Estimated Termination Terminal Settlement, the Ceding Company may withdraw from the Trust Account any remaining cash and Eligible Assets with an aggregate Fair Market Value equal to such shortfall, and if the cash and Eligible Assets in the Trust Account are insufficient to satisfy such shortfall, then the Ceding Company shall notify the Reinsurer of such shortfall and the Reinsurer shall pay to the Ceding Company the amount of such shortfall in cash and, if the Reinsurer fails to pay the full amount of such shortfall in cash, the Ceding Company may draw upon the Letters of Credit to satisfy any remaining shortfall and (ii) if the Estimated Termination Terminal Settlement exceeds the Termination Terminal Settlement, the Ceding Company shall pay the absolute value of the amount of such excess to the Reinsurer in cash. Any payment required to be made by any Party pursuant to this Section 10.6(d) shall incur interest at the Interest Rate for the period from and including the Termination Date to but not including the date of payment.
Section 10.7.Termination of Trust Account, [***] and MVA Modco Account. Following (i) the recapture of Reinsured Risks hereunder pursuant to Section 10.3 and the payment in full of the Recapture Terminal Settlement (including the resolution of all disputed items in accordance with Section 10.4(c)) or (ii) a termination of Reinsured Risks hereunder pursuant to Section 10.5 and the payment in full of the Termination Terminal Settlement (including the resolution of all disputed items in accordance with Section 10.6(c)), the Trust Account and the [***] shall be terminated and any remaining amounts held in the Trust Account shall be paid or released to the Reinsurer and [***] and all MVA Assets held in the MVA Modco Account shall be released to the Ceding Company. The Ceding Company shall promptly take all actions, including providing written consent to the Trustee, to permit such termination of the Trust Account and release of such assets to the Reinsurer.
Section 10.8.[***].
Section 10.9.[***].

ARTICLE XI.

INDEMNIFICATION
Section 11.1.Reinsurer’s Obligation to Indemnify. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Ceding Company Indemnified Parties”) from and against any and all Losses incurred by the Ceding Company Indemnified Parties to the extent arising out of (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement; (ii) the Ceding Company’s acceptance and implementation of the Reinsurer’s recommendations with respect to Non-Guaranteed Elements pursuant to Section 2.8, (iii) the Ceding Company’s enforcement of the Guarantee, (iv) Section 9(c)(ii)(y) of the Trust Agreement, (v) [***], (vi) [***], (vii) all costs and expenses arising from any Action initiated at the request of the Reinsurer in connection with collection efforts with respect to Existing Ceded Reinsurance Agreement in accordance with Section 2.13(a) and (viii) any successful enforcement of this indemnity.
Section 11.2.Ceding Company’s Obligation to Indemnify. The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Reinsurer Indemnified Parties”) from and against any and all Losses incurred by the Reinsurer Indemnified Parties to the extent arising out of (i) any breach by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement; (ii) any Excluded Liability; and (iii) any successful enforcement of this indemnity.
Section 11.3.Applicability of Master Transaction Agreement. The procedures set forth in Section 8.05 (Procedures), Section 8.06 (Direct Claims) and Section 8.07 (Sole Remedy) of the Master Transaction Agreement shall apply to Losses under this Article XI.
Section 11.4.Good Faith. The Ceding Company and the Reinsurer each hereby covenants and agrees that from and after the Closing Date it shall act in good faith and deal fairly with each other in order to accomplish the objectives of this Agreement and the other Transaction Agreements; provided, that each Party absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the formation of this Agreement or any other Transaction Agreement.
ARTICLE XII.

TAXES
Section 12.1.Withholding. Each Party and any of their agents shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign applicable Tax Law. If a Party determines that an amount is required to be deducted or withheld, such Party shall use reasonable best efforts to: (i) provide written notice to the other Party, at least five (5) Business Days before the relevant payment of such deduction or withholding, (ii) cooperate in good faith with the other Party to reduce or eliminate the deduction or withholding of such amount and (iii) provide the other Party a reasonable opportunity to provide forms or documentation that would exempt such amounts from withholding. If any amount is so withheld and paid over to the applicable Governmental Authority, such amounts paid to the applicable Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding was imposed. Without limiting the generality of the foregoing, each Party agrees to provide to the other on or before the date hereof an accurate and complete copy of IRS Form W-9 and shall deliver renewals or additional copies of such forms (or successor forms) to the other Party on or before the date that such forms expire or become obsolete.
Section 12.2.DAC Tax Adjustment.
(a)To the extent that Section 848 of the Code and corresponding Treasury Regulations Section 1.848-2 are applicable to the Reinsured Contracts, the Ceding Company and the Reinsurer hereby make the joint election provided for in Treasury Regulations Section 1.848-2(g)(8) (the “DAC Tax Election”) and agree as follows:
(i)The Parties will attach a schedule to their respective U.S. federal income tax returns identifying this Agreement as a reinsurance agreement for which the DAC Tax Election has been made, and will otherwise file their respective federal income tax returns in a manner consistent with the DAC Tax Election. Such schedule shall be attached to each Party’s U.S. federal income tax return filed for the first taxable year ending after the DAC Tax Election becomes effective.
(ii)The Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.
(iii)The Parties agree to exchange information pertaining to the amount of the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code or the Internal Revenue Service.
(iv)The DAC Tax Election shall be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.
(b)As used in this Article XII, the terms “net consideration,” “net positive consideration,” “specified policy acquisitions expenses” and “general deductions limitation” are defined by reference to Treasury Regulations Section 1.848-2 and Section 848 of the Code, in effect as of the Effective Time.
(c)Each of the Parties represents and warrants that it is subject to U.S. taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code.
ARTICLE XIII.

MISCELLANEOUS
Section 13.1.Expenses. Except as may be otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and independent accountants, incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the Person incurring such costs and expenses.
Section 13.2.Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties hereto at the following respective addresses (or at such other address for a Party hereto as shall be specified in a notice given in accordance with this Section 13.2).
(a)if to the Ceding Company:
American General Life Insurance Company
2727 Allen Parkway
Houston, Texas, 77019
Attention:     [***]
         [***]
Tel:        [***]
        [***]
Email:         [***]
         [***]

with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:     John M. Schwolsky
    Elizabeth B. Bannigan
Tel:    (212) 728-8232
    (212) 728-8135
E-mail:    jschwolsky@willkie.com
    ebannigan@willkie.com
(b)if to the Reinsurer:
Corporate Solutions Life Reinsurance Company
1475 Dunwoody Drive
West Chester, PA 19380
Attention:     [***]
        [***]
E-mail:        [***]
        [***]

with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention:        Perry J. Shwachman

        Jonathan Kelly
Email:        pshwachman@sidley.com
        jjkelly@sidley.com
Section 13.3.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein be consummated as originally contemplated to the greatest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.
Section 13.4.Entire Agreement. This Agreement (including all exhibits and schedules hereto) and the other Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and the other Transaction Agreements and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Ceding Company and/or its Affiliates, on the one hand, and the Reinsurer and/or its Affiliates, on the other hand, with respect to the subject matter of this Agreement and the other Transaction Agreements.
Section 13.5.Assignment. This Agreement shall not be assigned (whether by operation of law, including by merger, division or insurance business transfer, or otherwise) by any Party without the prior written consent of the other Party. Any attempted assignment in violation of this Section 13.5 shall be void. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their permitted successors and assigns.
Section 13.6.No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 13.7.Amendment. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by each Party.
Section 13.8.Submission to Jurisdiction.
(a)Each of the Parties irrevocably and unconditionally submits for itself and its property in any Action arising out of or relating to this Agreement, the transactions contemplated hereby, the formation, breach, termination or validity of this Agreement or the recognition and enforcement of any judgment in respect of this Agreement, to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York, the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and all claims in respect of any such Action shall be heard and determined in such New York courts or, to the extent permitted by Law, in such federal court.

(b)Any such Action may and shall be brought in such courts and each of the Parties irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and shall not plead or claim the same.
(c)Service of process in any Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 13.2.
(d)Nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.
Section 13.9.Governing Law. This Agreement, and the formation, termination or validity of any part of this Agreement shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.
Section 13.10.Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ITS PERFORMANCE UNDER OR THE ENFORCEMENT OF THIS AGREEMENT.
Section 13.11.Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the covenants or obligations contained in this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to injunctive or other equitable relief to prevent or cure any breach by the other Party of its covenants or obligations contained in this Agreement and to specifically enforce such covenants and obligations in any court referenced in Section 13.8(a) having jurisdiction, such remedy being in addition to any other remedy to which either Party may be entitled hereunder or at law or in equity. Each of the Parties acknowledges and agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any Action for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (y) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.
Section 13.12.Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.
Section 13.13.Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs, Exhibits and Schedules are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import when used in this Agreement shall mean “including without limiting the generality of the foregoing,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (h) the Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (i) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (j) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (k) any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; (l) unless otherwise specified herein, any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (m) all time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (n) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (o) references to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated; (p) references to “days” mean calendar days unless Business Days are specified; (q) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (r) all capitalized terms used without definition in the Schedules and Exhibits referred to herein, or any certificate or other document made or delivered pursuant hereto, shall have the meanings ascribed to such terms in this Agreement; and (s) where a word or phrase is defined herein, each of its grammatical forms shall have a corresponding meaning.
Section 13.14.Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail or other means of electronic transmission utilizing reasonable image scan technology (including pdf, DocuSign or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 13.15.Treatment of Confidential Information.
(a)The Ceding Company and the Reinsurer agree to hold each other’s Confidential Information in strict confidence and to take all commercially reasonable steps to ensure that Confidential Information is not disclosed, sold, shared or used in any form by any means by such Party, its Affiliates, by any of its Representatives or subcontractors to third parties of any kind, other than the Representatives performing services under this Agreement for such Party who need access to such Confidential Information in the course and scope of providing such services or any equity investors of VA Capital Company LLC, except as is authorized by the other Party in advance and in compliance with all applicable Law, including Applicable Privacy Laws.
(b)In the ordinary course of business, the Ceding Company shall not transfer, disclose, share, furnish, or provide Non-Public Personal Information to the Reinsurer under this Agreement. In those limited circumstances where it is strictly necessary for the Ceding Company to transfer Non-Public Personal Information to the Reinsurer for purposes of this Agreement or otherwise in the event of disclosure of Non-Public Personal Information to the Reinsurer, the Reinsurer will (i) comply in all material respects with Applicable Privacy Laws; (ii) retain, use, store, process, and disclose all Non-Public Personal Information only for the purposes of performing the services or its obligations under this Agreement, or as otherwise instructed by the Ceding Company or permitted by this Agreement; (iii) refrain from “selling” or “sharing” (as those terms are defined under Applicable Privacy Laws) such Non-Public Personal Information or using such Non-Public Personal Information for reasons unrelated to the Reinsurer’s business relationship with the Ceding Company, including using Non-Public Personal Information (in aggregated form or otherwise) to develop any other commercial products or be incorporated into any other models; (iv) take all commercially reasonable steps to ensure that all Non-Public Personal Information is not subject to unauthorized, unlawful, or accidental alteration, use, access, deletion, destruction or loss while such Non-Public Personal Information is under the direct control or possession of the Reinsurer; (v) subject to Applicable Privacy Laws and the terms of the Reinsurer’s record retention policies, take commercially reasonable steps to comply with the provisions of this Agreement and the reasonable instructions of the Ceding Company to return or destroy all Non-Public Personal Information and promptly instruct its contractors, vendors, administrators, retrocessionaires, subcontractors, Affiliates, Representatives or service providers (“Third Parties”) to do the same; and (vi) take commercially reasonable steps to limit access to and possession of Non-Public Personal Information in a manner consistent with the nature and sensitivity of such information. Subject to the foregoing, the Reinsurer may only disclose such Non-Public Personal Information related to the Reinsured Contracts to those Third Parties with a need to access or use the Non-Public Personal Information for the performance of the obligations under this Agreement if such other Third Parties have agreed in writing to be bound by a confidentiality agreement that includes obligations of confidentiality, security and limited use substantially similar to those and no less protective than set forth in this Section 13.15. The confidentiality and privacy obligations of Reinsurer under this Section 13.15 will continue to apply to any such Non-Public Personal Information not returned or destroyed for so long as it is retained by the Reinsurer or Third Parties.
(c)If either Party receives a third party demand pursuant to subpoena, summons, or court or Governmental Order or request, to disclose Confidential Information provided by the other Party, the receiving Party shall, if legally permitted, provide the disclosing Party with prompt written notice of any subpoena, summons, or court or Governmental Order or request, within a reasonable time prior to such release or disclosure. Unless the disclosing Party has given its prior permission to release or disclose the Confidential Information, the receiving Party shall not comply with the subpoena prior to the actual date required by the subpoena. If a protective order or appropriate remedy is not obtained, the receiving Party may disclose only that portion of the Confidential Information that it is legally obligated to disclose and shall use reasonable best efforts to treat such Confidential Information as confidential. However, notwithstanding anything to the contrary in this Agreement, this Section 13.15(c) shall not be construed as requiring the receiving Party to act in any way that would not comply with the subpoena, summons, or court or Governmental Order. The Parties will cooperate with one another in the handling of any requests to access, amend or correct any Non-Public Personal Information related to the Reinsured Contracts or any complaints regarding the handling of such Non-Public Personal Information and will provide such assistance to the other as may be reasonably required in connection with the resolution of such complaints and requests.

(d)The Reinsurer shall establish and maintain an information security program with (i) administrative, technical, and physical safeguards, compliant with Applicable Privacy Laws, that meet or exceed accepted industry standards for businesses of similar size in the insurance and reinsurance industry and are designed to protect the security, integrity, availability, and confidentiality of Confidential Information and to protect against the destruction, loss, or alteration of Confidential Information, and (ii) appropriate security measures designed to protect Confidential Information against the unauthorized, accidental, or unlawful access, disclosure, destruction, damage, loss, modification, transfer, or use.
(e)Solely to the extent required by, and necessary to permit Ceding Company to comply with, Applicable Privacy Law, the Ceding Company may, at its own expense, with reasonable prior notice and not more than annually, request that the Reinsurer provide copies of relevant policies and procedures, and reports of security audits, investigations or assessments produced by the Reinsurer itself, or third-parties acting on its behalf, sufficient to demonstrate Reinsurer’s compliance with Applicable Privacy Laws and the terms of this Section 13.15.
(f)The Reinsurer shall notify the Ceding Company as soon as reasonably possible and within 48 hours, when the Reinsurer becomes aware of any Security Incident, which notification shall include reasonably detailed information with respect to such Security Incident. The Parties shall reasonably cooperate to respond to, investigate, mitigate the effects of, and remediate any such Security Incidents, which cooperation shall include information about the Security Incident sufficient to allow each Party to discharge its notification obligations under Applicable Privacy Laws. In the event of a Security Incident, the Parties shall reasonably cooperate to provide any notifications required under Applicable Privacy Laws to law enforcement, regulators, other Governmental Authorities, or to data subjects to whom any affected Non-Public Personal Information pertains, and each Party shall provide prior written notice to the other Party before providing any such notifications.
(g)To the extent it becomes necessary to comply with Applicable Privacy Laws, the Parties agree to work cooperatively and in good faith to amend this Agreement in a mutually agreeable and timely manner, or to enter into further mutually agreeable agreements.
(h)The Parties agree that the breach, or threatened breach, of any of the confidentiality provisions of this Agreement may cause irreparable harm without adequate remedy at law. Upon any such breach, the disclosing Party will be entitled to injunctive relief to prevent the receiving Party from commencing or continuing any action constituting such breach, without having to post a bond or other security and without having to prove the inadequacy of other available remedies. Nothing in this Section 13.15(f) will limit any other remedy available to either Party.
Section 13.16.Incontestability. In consideration of the mutual covenants and agreements contained herein, each Party agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest the validity or enforceability hereof.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written.
AMERICAN GENERAL LIFE INSURANCE COMPANY
By: /s/ Shaleen Khurana
Name: Shaleen Khurana
Title:     Authorized Signatory

By: /s/ Bryan Pinsky
Name: Bryan Pinsky
Title: President, Individual Retirement
and Life Insurance

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
By: /s/ Catherine A. Mahone
Name: Catherine A. Mahone
Title: President, Chief Executive Officer and
Chief Administrative Officer
Signature Page to Coinsurance and Modified Coinsurance Agreement